Exhibit (a)(1)(A)

NEW FRONTIER ENERGY, INC.

Offers to exchange

Shares of Common Stock
for any and all Outstanding Shares of
Series B 12% Cumulative Convertible Preferred Stock and
2.5% Series C Cumulative Convertible Preferred Stock
__________________________________

THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., DENVER, COLORADO TIME, ON NOVEMBER 6, 2009, UNLESS WE EXTEND THE OFFER (SUCH DATE AND TIME, AS THE OFFER MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS MAY NOT BE WITHDRAWN AFTER THE EXCHANGEABLE SECURITIES HAVE BEEN ACCEPTED FOR EXCHANGE.

New Frontier Energy, Inc. (the “Company”) is offering on a “best efforts” basis to exchange (the “Exchange Offers”), upon the terms and subject to the conditions set forth in the Exchange Offers Statement (the “Offer to Exchange”) and in the letters of transmittal, any and all of the Company’s issued and outstanding (i) Series B 12% Cumulative Convertible Preferred Stock (“Series B Preferred Stock”) and the accrued and unpaid dividends thereunder and (ii) 2.5% Series C Cumulative Convertible Preferred Stock (“Series C Preferred Stock”) and the accrued and unpaid dividends thereunder, for newly issued shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).  The Series B Preferred Stock and the Series C Preferred Stock are referred to herein sometimes collectively as the “Exchangeable Securities”. The offers to exchange the Series B Preferred Stock and the Series C Preferred Stock are two separate offers and are referred to herein sometimes collectively as the “Exchange Offers.”

The Company is offering the holders of its Series B Preferred Stock the right to convert the stated value of the Series B Preferred Stock, plus all accrued and unpaid dividends through the Expiration Date, into shares of the Company’s Common Stock at a price of $0.30 per share (the “Series B Exchange Offer”).

The Company is offering the holders of its Series C Preferred Stock the right to convert the stated value of the Series C Preferred Stock, plus all accrued and unpaid dividends through the Expiration Date, into shares of the Company’s Common Stock at a price of $0.45 per share (the “Series C Exchange Offer”).  The holders of the Series C Preferred Stock will also agree to tender for cancellation those warrants issued to them in connection with their purchase of the Series C Preferred Stock that are exercisable at a price of $1.50 per share (the “AC Warrants”) and $2.00 per share (the “BC Warrants”).

The Exchange Offers will expire at 5:00 p.m., Denver, Colorado time, on November 6, 2009 (unless we extend or terminate such Exchange Offers).

In order to validly tender your Exchangeable Securities in the Exchange Offers, you must follow the instructions contained in the letter of transmittal and send the original certificates evidencing the Exchangeable Securities to the Company or affidavits of lost securities for such certificates.  We reserve the right to extend or terminate the Exchange Offers and to otherwise amend the Exchange Offers in any respect.

The Series B Preferred Stock and the Series C Preferred Stock are not listed on any securities exchange.  Our common stock is traded on the over the counter bulletin board under the symbol “NFEI.” On October 7, 2009, the closing price of our common stock was $0.18 per share. The Exchange Offers are not subject to any minimum tender condition or the tender of a certain amount of either the Series B Preferred Stock or the Series C Preferred Stock in their respective exchange offers.

As of October 7, 2009, the maximum number of shares of Common Stock that could be issued in the Exchange Offers if all of the 19,040 shares of Series B Preferred Stock that are issued and outstanding and all accrued and unpaid dividends are tendered is 9,854,005 and the maximum number of shares of Common Stock that could be issued in the Exchange Offers if all of the 216,000 Series C Preferred Stock that are issued and outstanding and all accrued and unpaid dividends that are and will accrue before the Expiration Date are tendered is 51,445,558.  As of October 7, 2009, there were 15,504,537 shares of our Common Stock issued and outstanding.

You are encouraged to read and carefully consider this Offer to Exchange in its entirety, in particular the risk factors beginning on page 17 of this document before you make any decision regarding the Exchange Offers.

You must make your own decision whether to tender any shares of Series B Preferred Stock and Series C Preferred Stock in the Exchange Offers and, if so, the number of shares of Series B Preferred Stock and Series C Preferred Stock to tender. We do not make any recommendation as to whether holders of outstanding shares of Series B Preferred Stock and Series C Preferred Stock should tender their shares of Series B Preferred Stock and Series C Preferred Stock for exchange in the Exchange Offers.

THE SHARES OF COMMON STOCK ISSUABLE IN THE EXCHANGE OFFERS HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES LAWS OR THE LAWS OF ANY STATE, BUT ARE BEING OFFERED FOR EXCHANGE PURSUANT TO CERTAIN EXEMPTIONS THEREUNDER.  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR BY ANY STATE AGENCY, NOR HAS ANY SUCH REGULATORY BODY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFER TO EXCHANGE.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

The date of this Offer to Exchange is October 8, 2009

NOTICE TO INVESTORS

We are relying on Section 3(a)(9) of the Securities Act of 1933, as amended (the “Act”), to exempt the Exchange Offers from the registration requirements of the Securities Act. We are also relying on Section 18(b)(4)(C) of the Securities Act to exempt the Exchange Offers from the registration and qualification requirements of state securities laws. We have no contract, arrangement or understanding relating to, and will not, directly or indirectly, pay any commission or other remuneration to any broker, dealer, salesperson, agent or any other person for soliciting tenders in the Exchange Offers. In addition, no broker, dealer, salesperson, agent or any other person is engaged or authorized to express any statement, opinion, recommendation or judgment with respect to the relative merits and risks of the Exchange Offers.

This Offer to Exchange has been prepared by us solely for use in connection with the proposed offers described herein. The information contained in this Offer to Exchange is as of the date of this Offer to Exchange only and is subject to change, completion or amendment without notice. Neither the delivery of this Offer to Exchange at any time, nor the offer, exchange, sale or delivery of any security shall, under any circumstances, create any implication that there has been no change in the information set forth in this Offer to Exchange or in our affairs since the date of this Offer to Exchange.

No person is authorized in connection with this offer to give any information or to make any representation not contained in this Offer to Exchange, and, if given or made, such other information or representation must not be relied upon as having been authorized by us or any of our representatives. None of the Securities and Exchange Commission (the “SEC”), any other securities commission or any other regulatory authority has approved or disapproved the offer or the offer consideration nor have any of the foregoing authorities passed upon or endorsed the merits of this offer or the accuracy or adequacy of this Offer to Exchange. Any representation to the contrary may be a criminal offense in the United States.

The Exchange Offers are being made on the basis of this Offer to Exchange and are subject to the terms described herein. Any decision to participate in the Exchange Offers must be based on the information contained in this document or specifically incorporated by reference herein. In making the decision to exchange, holders must rely on their own examination of us, the Common Stock issued in connection with the offers and the terms of the offers, including the merits and risks involved. Holders should not construe anything in this Offer to Exchange as legal, business or tax advice. Each holder should consult its advisors as needed to make its investment decision and to determine whether it is legally permitted to participate in the offer under applicable legal investment or similar laws or regulations.

Each holder must comply with all applicable laws and regulations in force in any jurisdiction in which it participates in the offer or possesses or distributes this Offer to Exchange and must obtain any consent, approval or permission required by it for participation in the Exchange Offers under the laws and regulations in force in any jurisdiction to which it is subject, and neither we nor any of our respective representatives shall have any responsibility therefor.

We reserve the right in our sole judgment to amend or modify the Exchange Offers at any time, and we reserve the right in our sole judgment to withdraw the Exchange Offers  or reject any tender, in whole or in part, at any time.

This Offer to Exchange contains summaries with respect to certain documents, but reference is made to the actual documents for complete information. All of those summaries are qualified in their entirety by this reference. Copies of documents referred to herein will be made available to holders upon request to Paul G. Laird, the Company’s Chief Executive Officer at 303-730-9994, 1789 W. Littleton Blvd., Littleton, Colorado 80120.

Notwithstanding anything herein to the contrary, investors may disclose to any person, without limitation of any kind, the tax treatment and tax structure of the Exchange Offers.

If you are a beneficial owner of Exchangeable Securities that are held by or registered in the name of a bank, broker, custodian or other nominee, and you wish to participate in the Exchange Offers, you must promptly contact your bank, broker, custodian or other nominee to instruct it to tender your Exchangeable Securities and to agree to the terms of the letter of transmittal.  You are urged to instruct your bank, broker, custodian or other nominee at least five business days prior to the Expiration Date in order to allow adequate processing time for your instruction.

We are not providing for guaranteed delivery procedures and therefore you must allow sufficient time for the necessary tender procedures to be completed during normal business hours of the Company prior to the Expiration Date.  Tenders not received by the Company on or prior to the Expiration Date will be disregarded and of no effect.

TABLE OF CONTENTS

FORWARD-LOOKING STATEMENTS	7
WHERE YOU CAN FIND MORE INFORMATION	7
QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFERS	8
SUMMARY	13
The Company	13
SUMMARY OF THE EXCHANGE OFFERS	15
RISK FACTORS	17
USE OF PROCEEDS	22
CAPITALIZATION	22
MARKET FOR OUR COMMON STOCK	24
Dividend Policy on our Common Stock	24
SELECTED FINANCIAL DATA	24
UNAUDITED PRO FORMA FINANCIAL INFORMATION	25
Pro Forma Earnings Implications	26
Unaudited Pro Forma Consolidated Balance Sheets	27
THE EXCHANGE OFFERS	30
Background and Purpose of the Exchange Offers	30
Future Transactions	31
Terms of the Exchange Offers	32
Expiration Date	33
Fractional Shares	33
Settlement Date	33
Accounting Treatment	33
No Appraisal Rights	33
Termination, Extension or Amendment of the Exchange Offers	33
Procedures for Tendering Exchangeable Securities	34
Validity	37
No Guaranteed Delivery	38
Fees and Expenses	38
Fairness Opinion	38
Further Information	38
INCOME TAX CONSIDERATIONS	39
Consequences to Participating U.S. Holders	40
Consequences to Participating Non-U.S. Holders	41
Certain ERISA Considerations	43

CONSEQUENCES OF FAILURE TO EXCHANGE EXCHANGEABLE SECURITIES	45
COMPARISON OF RIGHTS BETWEEN THE EXCHANGEABLE SECURITIES AND OUR COMMON STOCK	46
DESCRIPTION OF THE EXCHANGEABLE SECURITIES AND THE COMMON STOCK	48
Common Stock	48
Series B Preferred Stock	48
Series C Preferred Stock	50
AC Warrants	52
BC Warrants	53
INTERESTS OF DIRECTORS AND OFFICERS AND TRANSACTIONS IN THE COMPANY’S SECURITIES	54
CERTAIN SECURITIES LAWS CONSIDERATIONS	55
CONSENT OF INDEPENDENT REGISTERD PUBLIC ACCOUNTING FIRM	55
ADDITIONAL INFORMATION	55

We are incorporating by reference into this Offer to Exchange important business, financial and other information that is included in certain reports that we file with the Securities and Exchange Commission (the “SEC”).  Each of these reports are incorporated herein by this reference.

You should rely only on the information contained in or incorporated herein by reference.  We have not authorized anyone to provide you with information that is different.  You should assume that the information contained in this Offer to Exchange or incorporated by reference is accurate only as of the date of this Offer to Exchange or as of the date of the document that is incorporated by reference, as applicable.  We are not making an offer of these securities in any jurisdiction where such offer is not permitted.

The following reports that we have filed with the SEC are incorporated herein by this reference:

•	Annual Report on Form 10-K/A for the year ended February 28, 2009, as filed with the SEC on September 23, 2009;

•	Quarterly Report on Form 10-Q for the quarter ended May 31, 2009 as filed with the SEC on July 15, 2009;

•	Current Reports on Form 8-K filed with the SEC on June 29, 2009, August 21, 2009 and September 10, 2009.

FORWARD-LOOKING STATEMENTS

This document and the information incorporated by reference in this Offer to Exchange include forward-looking statements.  These forward-looking statements are based on the Company’s management’s beliefs and assumptions and on information currently available to the Company’s management and involve external risks and uncertainties, including, but not limited to, those described under “Risk Factors” on page 17 and those described under “Risk Factors” on page 21 in our Annual Report on Form 10-K/A for the year ended February 28, 2009, as amended, which is incorporated herein by this reference.  Forward-looking statements include information concerning the Company’s possible or assumed future results of operations and statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements.  Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those discussed elsewhere in this document and the documents incorporated by reference in this document.  You should not put undue reliance on any forward-looking statements.  Except as required by applicable law or regulation, the Company does not have any intention or obligation to update forward-looking statements after it distributes this document.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document the Company files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  These SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

You should rely only on the information provided in this document and the information incorporated by reference.  You should not assume that the information in this Offer to Exchange or the information that is incorporated by reference is accurate as of any date other than the date of the applicable document.

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFERS

The following are certain questions regarding the Exchange Offers that you may have as a holder of the Exchangeable Securities and the answers to those questions.  To fully understand the Exchange Offers and the considerations that may be important to your decision whether to participate, you should carefully read this Offer to Exchange in its entirety, including the section entitled “Risk Factors,” as well as the information incorporated by reference in this Offer to Exchange and the transmittal letters.  For further information about the Company, its business, its financial condition and other information, see the information incorporated herein by this reference.

What is the purpose of the Exchange Offers?

On August 10, 2009, New Frontier Energy, Inc. (the “Company”) entered into a Participation Agreement with Entek GRB LLC (“Entek”).  On August 21, 2009, the Company filed a Current Report on Form 8-K disclosing the Participation Agreement and the terms and conditions thereof.  A copy of this Form 8-K is incorporated herein by this reference.  A copy of the Participation Agreement is attached to that Current Report on Form 8-K as exhibit 10.1.

Pursuant to the Participation Agreement, the Company has certain restrictions on its operations until it has secured a non-debt investment of at least $1,000,000.  Further, Entek has the option to purchase an additional 8.125% interest in certain of the Company’s assets for $1,000,000, if, within 180 days, Entek reasonably believes that there exists a danger of NFEI Insolvency (as defined in the Participation Agreement).  To remove the operating restrictions and to prevent Entek from determining that there is a danger of NFEI Insolvency, the Company intends to raise capital.

The Company has had oral discussions with investors who have indicated that the Company’s current capital structure makes an investment in the Company unattractive due to the uncertainty surrounding the conversion of the Exchangeable Securities or the exercise of the AC or BC Warrants and the complexity of the capital structure.  Further, such investors have expressed concern about the amount of the accrued and unpaid dividends on the Exchangeable Securities.

The purpose of the Exchange Offers is to simplify our capital structure and to improve our balance sheet to encourage investment in the Company.  For further information, See “Purpose of the Offering and Future Plans” below.

How many shares of Series B Preferred Stock and Series C Preferred Stock are being sought for tender in the Exchange?

We are offering to exchange all of the issued and outstanding Series B Preferred Stock and Series C Preferred Stock, and the accrued and unpaid dividends thereunder, that are validly tendered and accepted.  The Exchange Offers are not subject to any minimum tender condition or the tender of a certain amount of either the Series B Preferred Stock or the Series C Preferred Stock in their respective exchange offers.   As of October 7, 2009, there were 19,040 shares of Series B Preferred Stock that are issued and outstanding and 216,000 shares of Series C Preferred Stock that are issued and outstanding.  As of October 7, 2009, there were 21,166,658 AC Warrants and 10,583,545 BC Warrants issued and outstanding.  See “The Exchange Offers” below.

What are the key terms of the Exchange Offers?

The Company is offering the holders of its Series B Preferred Stock the right to convert the stated value of the Series B Preferred Stock, plus all accrued and unpaid dividends as of the Expiration Date, into shares of the Company’s Common Stock at a price of $0.30 per share.

The Company is offering the holders of its Series C Preferred Stock the right to convert the stated value of the Series C Preferred Stock, plus all accrued and unpaid dividends as of the Expiration Date, into shares of the Company’s Common Stock at a price of $0.45 per share.  The holders of the Series C Preferred Stock will also agree to tender for cancellation those warrants issued to them in connection with their purchase of the Series C Preferred Stock that are exercisable at a price of $1.50 per share (the “AC Warrants”) and $2.00 per share (the “BC Warrants”).

The Exchange Offers will expire at 5:00 p.m., Denver, Colorado time on November 6, 2009, unless extended or earlier terminated by us.

The Exchange Offers are not subject to any minimum tender condition or the tender of a certain amount of either the Series B Preferred Stock or the Series C Preferred Stock in their respective exchange offers.

See “The Exchange Offers” below.

What rights will I lose if I tender my shares of Series B Preferred Stock and Series C Preferred Stock in the Exchange Offer?

If you validly tender your shares of Series B Preferred Stock and Series C Preferred Stock and we accept them for exchange, you will lose the rights of a holder of these securities, which are described below in this Offer to Exchange. For example, you would lose the right to receive quarterly dividends. You would also lose the right to receive, out of assets available for distribution to our stockholders and before any distribution is made to the holders of stock ranking junior to the Series B Preferred Stock and Series C Preferred Stock (including common stock), a liquidation preference in the amount of $100.00 per share of Series B Preferred Stock and Series C Preferred Stock, plus accrued and unpaid dividends, upon any voluntary or involuntary liquidation, winding up or dissolution of the Company.  See “Comparison of Rights between the Exchangeable Securities and the Common Stock” and “Description of the Exchangeable Securities and the Common Stock” below.

May I tender only a portion of the shares of Preferred Stock that I hold?

Yes.  You do not have to tender all of your shares of Series B Preferred Stock or Series C Preferred Stock to participate in the Exchange Offers. See “The Exchange Offers” below.

If the Exchange Offers are consummated and I do not participate in the Exchange Offers or I do not tender all of my shares of Series B Preferred Stock or Series C Preferred Stock in the Exchange Offers, how will my rights and obligations under my remaining outstanding shares of Series B Preferred Stock or Series C Preferred Stock be affected?

The terms of shares of Series B Preferred Stock or Series C Preferred Stock that remain outstanding after the consummation of the Exchange Offers, if any, will not change as a result of the Exchange Offers. See “The Exchange Offers” below.

Will the common stock to be issued in the Exchange Offers be freely resalable?

The issuance of common stock upon exchange of the Series B Preferred Stock or Series C Preferred Stock is intended to be exempt from registration pursuant to Section 3(a)(9) of the Act. Section 3(a)(9) provides an exemption from registration for any security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. When securities are exchanged for other securities of an issuer under Section 3(a)(9), the securities received assume the character of the exchanged securities for purposes of the Securities Act. Whether the Common Stock will be freely tradable under U.S. securities laws is subject to the availability of a resale exemption from the registration requirements of the Act. As discussed below in the section entitled “Certain Securities Laws Considerations,” we expect that our shares of Common Stock issued in the Exchange Offers for the Series B Preferred Stock and the Series C Preferred Stock to persons who are not affiliated with us will be freely tradable under U.S. securities laws by such non-affiliates.  Certain Common Stock exchanged for accrued and unpaid dividends that have accrued in the past 12 months will not be freely tradable under U.S. securities laws and will be restricted securities. You are urged to consult with your own legal counsel regarding the availability of a resale exemption.  See “Certain Securities Laws Considerations” below.

What are the federal income tax consequences of my participating in the Exchange Offers?

Please see the section of this Offer to Exchange entitled “Income Tax Considerations.” We recommend that you consult your own tax advisor for a full understanding of the tax consequences of participating in the Exchange Offers.

Under what circumstances can the Exchange Offers be extended, amended or terminated?

We reserve the right to extend the Exchange Offers for any reason or no reason at all. We also expressly reserve the right, at any time or from time to time, to amend the terms of the Exchange Offers in any respect prior to the Expiration Date of the Exchange Offers.  Further, we may be required by law to extend the Exchange Offers if we make a material change in the terms of the Exchange Offers or in the information contained in this Offer to Exchange.  During any change in terms of the Exchange Offer, we will return shares of Series B Preferred Stock and Series C Preferred Stock that were previously tendered.  We reserve the right, in our sole discretion, to terminate the Exchange Offers, at any time prior to the Expiration Date of the Exchange Offers.  If the Exchange Offers are terminated, no shares of Series B Preferred Stock and Series C Preferred Stock will be accepted for exchange and any shares of Series B Preferred Stock and Series C Preferred Stock that have been tendered will be returned to the holder promptly after the termination. See “The Exchange Offers” below.

Will the Company receive any cash proceeds from the Exchange Offers?

No.  The Company will not receive any cash proceeds from the exchange of the Exchangeable Securities for shares of our Common Stock.

Will I have to pay any fees or commissions if I tender my shares of Series B Preferred Stock and Series C Preferred Stock?

If your shares of Series B Preferred Stock and Series C Preferred Stock are held through a broker or other nominee who tenders the Preferred Stock on your behalf, your broker may charge you a commission for doing so. You should consult with your broker or nominee to determine whether any charges will apply.

How do I participate in the Exchange Offers?

In order to validly tender your Exchangeable Securities in the Exchange Offers, you must follow the instructions contained in the letter of transmittal and send the original certificates evidencing the Exchangeable Securities or affidavits of lost securities for such certificates to the Company.

If you hold your Exchangeable Securities through a bank, broker or other nominee, in order to validly tender your Exchangeable Securities in the applicable Exchange Offer, you must follow the instructions provided by your bank, broker, custodian or other nominee with regard to the procedures for tendering your Exchangeable Securities, in order to enable your bank, broker, custodian or other nominee to comply with the procedures described below.  Beneficial owners are urged to appropriately instruct their bank, broker, custodian or other nominee at least five business days prior to the Expiration Date in order to allow adequate time processing time for their instruction.

In order for a bank, broker, custodian or other nominee to validly tender your Exchangeable Securities in the applicable Exchange Offer, such bank, broker, custodian or other nominee must deliver the following documents to the Company:

•	your acknowledgement and agreement to, and agreement to be bound by, the terms of the letter of transmittal; and

•
each of the certificates evidencing the original Exchangeable Securities to the Company or affidavits of lost securities for such certificates.  Holders tendering Series C Preferred Stock must also tender for cancellation the AC Warrants and the BC Warrants.

Should you have any questions as to the procedures for tendering your Exchangeable Securities required by the letter of transmittal, please contact Paul G. Laird, the Company’s Chief Executive Officer at 303-730-9994, 1789 W. Littleton Blvd., Littleton, Colorado 80120.

We are not providing for guaranteed delivery procedures and therefore you must allow sufficient time for the necessary tender procedures to be completed during the Company’s normal business hours prior to the Expiration Date.  Tenders received by the Company after the Expiration Date will be disregarded and of no effect.

See “The Exchange Offers—Procedures for Tendering Exchangeable Securities.”

Until when may I withdraw previously tendered shares of Exchangeable Securities?

If not previously returned, you may withdraw previously tendered Exchangeable Securities at any time until the Expiration Date. In addition, you may withdraw any Exchangeable Securities that you tender that are not accepted for exchange by us after the expiration of 40 business days from the date of this Offer to Exchange. For more information, see the section of this Offer to Exchange entitled “The Exchange Offer—Withdrawal of Tenders.”

Is the Company making a recommendation as to whether I should exchange my Exchangeable Securities in the Exchange Offers?

No.  The Company is not making a recommendation as to whether you should exchange your Exchangeable Securities in the Exchange Offers.  We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of the Exchangeable Securities for purposes of negotiating the Exchange Offers or preparing a report concerning the fairness of the Exchange Offers.  The value of the Common Stock to be issued in the Exchange Offers may not equal or exceed the value of the Exchangeable Securities tendered.  You must make your own independent decision regarding your participation in the Exchange Offers.

SUMMARY

The following summary highlights selected information contained in this Offer to Exchange or in the documents that are incorporated herein by reference.  It may not contain all of the information that is important to you and is qualified in its entirety by the more detailed information included or incorporated by reference in this Offer to Exchange.  You should carefully consider the information contained in this Offer to Exchange and in the documents that are incorporated herein by reference, including the information set forth under the heading “Risk Factors” on page 17 in this Offer to Exchange and the information set forth under “Risk Factors” on page 21 in our Annual Report on Form 10-K/A for the year ended February 28, 2009.  References in this document to “New Frontier,” “our,” “we,” “us,” and similar terms, are references to New Frontier Energy, Inc.

The Company

New Frontier Energy, Inc. (the “Company” or “we” or “us”) is a domestic energy company engaged in the exploration for, and development of, oil and natural gas reserves in the continental United States.  We were originally organized under the laws of the State of Colorado as Storage Finders.com, Inc. on January 7, 2000.

We explore for, produce and gather oil and natural gas.  During the fiscal year ended February 28, 2009, we had an interest in five principal properties: (i) the Slater Dome Field, located in northwest Colorado and south central Wyoming (the “Slater Dome Field"); (ii) the Flattops Prospect located in southwest Wyoming (the “Flattops Prospect”); (iii) the Gibraltar Peaks Prospect (“Gibraltar Peaks”); (iv) the North Slater Dome Prospect (“North Slater Dome Prospect”) located in south central Wyoming; and (v) the Weitzel Prospect, formerly known as the Amber Waves Prospect (“Weitzel Prospect”) located in northeast Colorado in the Denver Julesburg Basin.  The Flattops, North Slater Dome, Gibralter Peaks, and Weitzel Prospect are, undeveloped, which means they do not currently produce any oil or natural gas.  The Company is the operator of the Slater Dome Field, the Weitzel Prospect, the North Slater Dome Prospect and the Flattops Prospect.  We also own certain royalty interests in certain wells in the state of Wyoming other than in the Slater Dome Field.

At February 28, 2009, we had an interest in 66,357 gross, 44,777 net acres of oil and gas properties not including 34,245 gross acres and 31,658 net acres in the Focus Ranch Unit acreage which have now been assigned to the Company.  We had a working interest in 19 gross coal bed methane gas wells and 12.7 net wells as of February 28, 2009.

The Company owns 82.76% of the limited partnership interests and the General Partnership Interest of Slater Dome Gathering, LLLP (“SDG”).  The General Partnership Interest is equal to 25% of the Percentage Interests (as defined in SDG’s Limited Partnership Agreement) in SDG.  SDG owns the 18-mile gas gathering line that transports the Company’s natural gas from the Slater Dome Field to the Questar transportation line in Baggs, Wyoming.

On August 10, 2009, the Company entered into a Participation Agreement with Entek GRB LLC (“Entek”) under which Entek agreed to purchase certain assets of the Company and spend up to an additional approximately $11.5 million over three years on exploration and development within approximately 66,000 gross acres (the “Underlying Leases”) to earn up to 55% of the Company’s interest in the Underlying Leases and certain of its other assets, including its partnership interests in Slater Dome Gathering, LLLP (collectively the “Assets”).  The Company and Entek also created an area of mutual interest (the “Area of Mutual Interest”) in all lands located in Route County, Colorado, Moffatt County, Colorado, Sweetwater County, Wyoming, and Carbon County Wyoming.  Pursuant to the Area of Mutual Interest, Entek shall be entitled to participate for up to 55% in any additional interest acquired within the Area of Mutual Interest by the Company and the Company shall be entitled to participate for up to 45% in any additional interest acquired within the Area of Mutual Interest.

Pursuant to the Participation Agreement, on August 10, 2009, Entek purchased 4.0625% interest in the Assets for $1,000,000 (the “Initial Asset Purchase”).  Further, Entek has the option to purchase an additional 8.125% interest in the Assets for $1,000,000, if, within 180 days, Entek reasonably believes that there exists a danger of NFEI Insolvency (as defined in the Participation Agreement).

Our executive offices are located at 1789 W. Littleton Blvd., Littleton, Colorado 80120 and our telephone number is (303) 730-9994.

SUMMARY OF THE EXCHANGE OFFERS

The material terms of the Exchange Offers are summarized below. In addition, we urge you to read the detailed descriptions in the sections of this Offer to Exchange entitled “The Exchange Offer,” “Description of Our Common Stock” and “Description of the Preferred Stock” and “Comparison of Rights between the Exchangeable Securities and our Common Stock.”

Offeror	New Frontier Energy, Inc., a Colorado corporation
Securities Subject to the Exchange Offers
19,040 Shares of Series B 12% Cumulative Convertible Preferred Stock (“Series B Preferred Stock”), and
216,000 Shares of 2.5% Series C Cumulative Convertible Preferred Stock (“Series C Preferred Stock”).

The Exchange Offers
The Company is offering the holders of its Series B Preferred Stock the right to convert the stated value of the Series B Preferred Stock, plus all accrued and unpaid dividends as of the Expiration Date, into shares of the Company’s Common Stock at a price of $0.30 per share.

The Company is offering the holders of its Series C Preferred Stock the right to convert the stated value of the Series C Preferred Stock, plus all accrued and unpaid dividends as of the Expiration Date, into shares of the Company’s Common Stock at a price of $0.45 per share.

The holders of the Series C Preferred Stock will also agree to tender for cancellation those warrants issued to them in connection with their purchase of the Series C Preferred Stock that are exercisable at a price of $1.50 per share (the “AC Warrants”) and $2.00 per share (the “BC Warrants”).

As of October 7, 2009, the maximum number of shares of Common Stock that could be issued in the Exchange Offers if all of the 19,040 shares of Series B Preferred Stock that are issued and outstanding and all accrued and unpaid dividends are tendered is 9,854,005 and the maximum number of shares of Common Stock that could be issued in the Exchange Offers if all of the 216,000 Series C Preferred Stock that are issued and outstanding and all accrued and unpaid dividends that are and will accrue before the Expiration Date are tendered is 51,445,558.  As of October 7, 2009, there were 15,504,537 shares of our Common Stock issued and outstanding.

See “The Exchange Offers” below.

Expiration Date	The Exchange Offers will expire at 5:00 p.m., Denver, Colorado time on November 6, 2009, unless extended or earlier terminated by us. See “The Exchange Offers” below.
Certain Consequences of Non-Tendering Holders
Shares of Series B Preferred Stock or Series C Preferred Stock not exchanged in the Exchange Offers will remain outstanding after the consummation of the Exchange Offers. See “The Exchange Offers” below.

No Appraisal Rights	Holders of Exchangeable Securities have no appraisal rights in connection with the Exchange Offers.
Procedures For Tendering Exchangeable Securities
In order to receive shares of Common Stock in exchange for your Exchangeable Securities, you must deliver all of the following to the Company prior to the offering termination date:

(a)           A completed and executed Tender Letter; and

(b)           Enclose the certificates evidencing the original Exchangeable Securities to the Company or affidavits of lost securities for such certificates (and AC and BC Warrants if you are exchanging Series C Preferred Stock).

We describe the procedures for tendering Exchangeable Securities in more detail in the section of this Offer to Exchange entitled “The Exchange Offer—Procedures for Tendering Exchangeable Securities.”

Withdrawal Rights
You may withdraw previously tendered Exchangeable Securities at any time before the Expiration Date, which is November 6, 2009. In addition, you may withdraw any Exchangeable Securities shares that you tender that are not accepted by us for exchange after the expiration of 40 business days after the commencement of the offer, which date is November 30, 2009.

To withdraw previously-tendered Exchangeable Securities, you are required to submit a notice of withdrawal to the Company, in accordance with the procedures described herein and in the letter of transmittal. See the section of this Offer to Exchange entitled “The Exchange Offer—Withdrawal of Tenders.”

Trading Market
The Exchangeable Securities are not listed on any national securities exchange.  Our Common Stock is traded on the Over the Counter Bulletin Board under the symbol “NFEI.”  The last reported closing price of our Common Stock on October 5, 2009, the last practical trading day prior to the date of this Offer to Exchange, was $0.18 per share.

Income Tax Considerations For Holders of Exchangeable Securities
We intend to treat the exchange of the Exchangeable Securities for shares of our Common Stock pursuant to the Exchange Offers as a recapitalization. For a detailed discussion, please see the section of this Offer to Exchange entitled “Income Tax Considerations.”

Risk Factors
You should carefully consider the risks described below and all of the information contained and incorporated by reference in this Offer to Exchange before you decide whether to participate in the Exchange Offers.  In particular, you should carefully consider, among other things, the matters discussed below under the heading “Risk Factors” on page 17 and those factors discuss under the heading “Risk Factors” in our Annual Report on Form 10-K/A for the year ended February 28, 2009.

Further Information
If you have questions about the terms of any of the Exchange Offers or the procedures for tendering your Exchangeable Securities or would like additional copies of this Offer to Exchange or the documents that are incorporated herein by reference, please contact Paul G. Laird, the Company’s Chief Executive Officer at 303-730-9994, 1789 W. Littleton Blvd., Littleton, Colorado 80120.

RISK FACTORS

You should carefully consider the risks described below and all of the information contained and incorporated by reference in this Offer to Exchange before you decide whether to participate in the Exchange Offers.  In particular, you should carefully consider, among other things, the matters discussed below and under “Risk Factors” in our Annual Report on Form 10-K/A for the year ended February 28, 2009.

Risks Related to the Market Price and Value of the Common Stock Offered in the Exchange Offers

The Exchange Offers will result in a substantial amount of our Common Stock being issued by the Company, which could adversely affect the market price of our Common Stock.  As of October 7, 2009, we had approximately 15,504,537 shares of Common Stock outstanding.  Following consummation of the Exchange Offers, assuming participation in the Exchange Offers at the Maximum Participation Scenario (as defined below), this figure will increase to approximately 76,804,100 shares of Common Stock.  The issuance of such a large number of shares of our Common Stock is expected to  adversely affect the market price of our Common Stock.  Further, the number of shares of Common Stock offered for each of the Exchangeable Securities is fixed and will not be adjusted regardless of any increase or decrease in the market price of our Common Stock.  Therefore, the market price of the Common Stock when we deliver the Common Stock in exchange for your Exchangeable Securities could be less than the market price at the time you tender your Exchangeable Securities.  The market price of our Common Stock has recently been subject to significant fluctuations and volatility and is currently less than the price at which we are offering to exchange the Exchangeable Securities.  The market price of our Common Stock could continue to fluctuate and be subject to volatility during the period of time between when we accept Exchangeable Securities for exchange in an Exchange Offers and when we deliver Common Stock in exchange for Exchangeable Securities, or during any extension of the Exchange Offers.

The prices that the shares of Common Stock have been valued at that may be issued pursuant to the Exchange Offers have been arbitrarily determined.

The prices for the shares of Common Stock being offered by the Company in the Exchange Offers have been arbitrarily determined by certain members of the board of directors.  As of the date of this Offer to Exchange, our Common Stock has traded as low as $0.15 and as high as $3.25 since it began trading on the OTC Bulletin Board.  The price for the Common Shares does not bear a relationship to the Company's assets, book value or other recognized criteria of value and should not be regarded as an objective valuation or an indication of any future resale value of the shares of Common Stock being offered.  We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of the Exchangeable Securities for purposes of negotiating the Exchange Offers or preparing a report concerning the fairness of the Exchange Offers.  The value of the Common Stock to be issued in the Exchange Offers may not equal or exceed the value of the Exchangeable Securities tendered.  You must make your own independent decision regarding your participation in the Exchange Offers.

The Shares to be received in the Exchange Offers will be Restricted Securities.

The Common Shares to be received in the Exchange Offers will be “restricted securities” as that term is defined in Rule 144 under the Securities Act and, as a result, will be subject to substantial restrictions upon transfer or resale.  Therefore, the Securities may not be readily liquidated in the event of an emergency and the holders of the Exchangeable Securities who participate in the Exchange Offers must be prepared to hold the Securities for an indefinite period of time.

The market price of our Common Stock may be subject to continued significant fluctuations and volatility.

The stock markets have recently experienced high levels of volatility.  These market fluctuations have adversely affected, and may continue to adversely affect, the trading price of our Common Stock.  In addition, the market price of our Common Stock has been subject to significant fluctuations and volatility and may continue to fluctuate or further decline.  Many factors could cause fluctuations, volatility or further decline in the market price of our Common Stock, many of which could be beyond our control.

The price of our Common Stock is depressed and may not recover.

The price of our Common Stock has declined significantly since May 2008.  There can be no assurance that our stock price will recover to prior levels or to any particular level.  Many factors that we cannot predict or control, including but not limited to, the factors listed above under “The market price of our Common Stock may be subject to continued significant fluctuations and volatility,” may cause sudden changes in the price of our Common Stock or prevent the price of our Common Stock from recovering.

Risks Related to the Rights of our Common Stock Compared to the Rights of our Series B Preferred Stock and the Series C Preferred Stock

The Exchangeable Securities that remain outstanding after the Exchange Offers will have priority over our Common Stock with respect to payment in the event of liquidation, dissolution or winding up, and with respect to the payment of dividends.  Our Common Stock are equity interests and do not constitute indebtedness.  As such, the shares of Common Stock will rank junior to all indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims, including in a liquidation of the Company.  Additionally, holders of our Common Stock are subject to the prior dividend and liquidation rights of any holders of our Series B Preferred Stock and Series C Preferred Stock then outstanding.

In any liquidation, dissolution or winding up of the Company, our Common Stock would rank below all debt claims against the Company and claims of all of our outstanding shares of Series B Preferred Stock and Series C Preferred Stock and other senior equity securities, including any shares of Exchangeable Securities that are not exchanged for Common Stock in the Exchange Offers.  As a result, holders of our Common Stock, including holders of Exchangeable Securities whose securities are tendered and accepted for exchange in the Exchange Offers, will not be entitled to receive any payment or other distribution of assets upon the liquidation, dissolution or winding up of the Company until after all our obligations to our debt holders have been satisfied and holders of senior equity securities have received any payment or distribution due to them.

Holders of Exchangeable Securities whose securities are accepted in the Exchange Offers will be giving up their right to receive cash payments of accrued and unpaid dividends as well as future dividends on the Exchangeable Securities.

At this time, the Company does not have the capital to nor is it legally allowed to make dividend payments.  If your Exchangeable Securities are tendered and accepted for exchange in the Exchange Offers, you will be giving up your right to receive cash payments of accrued and unpaid dividends as well as future dividends on your Exchangeable Securities and we cannot offer any assurance that we will pay, or that we will be permitted to pay, dividends on our Common Stock in the future.

The offer consideration does not reflect any independent valuation of the Exchangeable Securities or the common stock.

We have not obtained or requested, and do not intend to obtain or request, a fairness opinion from any banking or other firm as to the fairness of the offer consideration or the relative values of the Exchangeable Securities and offer consideration.  If you tender your Exchangeable Securities, you may or may not receive more than or as much value as if you choose to keep it.

The Exchange Offers may not be consummated.

We are not obligated to complete the Exchange Offers. If the Exchange Offers are terminated, no Exchangeable Securities will be accepted for exchange and any Exchangeable Securities that have been tendered will be returned to the holders promptly after termination.

Risks Related to the Issuance of a Significant Amount of Common Stock and Dilution of Holders of our Common Stock, including participants in the Exchange Offers and future issuances of Preferred Stock.

Our Common Stock will be diluted by the Exchange Offers and any future issuances of our Common Stock.  Following consummation of the Exchange Offers, assuming all of the Exchangeable Securities are tendered, the number of issued and outstanding Common Stock will be 76,804,100.  The issuance of such a large number of shares of our Common Stock is expected to adversely affect the market price of our Common Stock.  Future issuances of our Common Stock also could result in further dilution to the existing holders of our Common Stock.  Additional dilution could have a material depressive effect on the market price of our Common Stock.  Further, our Board of Directors has the authority to issue additional preferred stock, which could discourage potential takeover attempts or could delay or prevent a change in control through a merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve and may have rights, including but not limited to rights upon liquidation and dividends, that are senior to our Common Stock.

Our Common Stock is classified as a “penny stock” under SEC rules which limits the market for our Common Stock.

Since inception of trading in June 2004, our Common Stock has not traded at $5 or more per share.  Because our stock is not traded on a stock exchange or on the NASDAQ National Market or the NASDAQ Small Cap Market, if the market price of the Common Stock is less than $5 per share, the Common Stock is classified as a “penny stock.”  SEC Rule 15g-9 under the Securities Exchange Act of 1934 imposes additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an “established customer” or an “accredited investor.”  This includes the requirement that a broker-dealer must make a determination that investments in penny stocks are suitable for the customer and must make special disclosures to the customers concerning the risk of penny stocks.  Many broker-dealers decline to participate in penny-stock transactions because of the extra requirements imposed on those transactions.  Application of the penny-stock rules to our Common Stock reduces the market liquidity of our shares, which in turn affects the ability of holders of our Common Stock to resell the shares they purchase, and they may not be able to resell at prices at or above the prices they paid.

Additional Risks Related to the Exchange Offers

                We may fail to realize the anticipated benefits of the Exchange Offers

The purpose of the Exchange Offers is to simplify our capital structure and to reduce our current liabilities to encourage capital investment in the Company.  However, there can be no assurance that we will achieve these objectives or will raise any capital or that there will be any benefits realized from the Exchange Offers.  Further, we may not be able to obtain debt or equity financing on terms favorable to us, or at all.  The failure to obtain additional financing could result in Entek purchasing additional assets from the Company or a curtailment of our operations, which in turn could lead to a possible loss of properties, a decline in our natural gas and oil reserves and may result in us having to cease operations.

We have not obtained a third-party determination that the Exchange Offers are fair to holders of the Exchangeable Securities.

We are not making a recommendation as to whether you should exchange your Exchangeable Securities in the Exchange Offers.  We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of the Exchangeable Securities for purposes of negotiating the Exchange Offers or preparing a report concerning the fairness of the Exchange Offers.  You must make your own independent decision regarding your participation in the Exchange Offers.

The Exchange Offers for the shares of Series C Preferred Stock may be a breach of and a triggering event under the Certificate of Preferences, Rights and Limitations of Series B 12% Cumulative Convertible Preferred Stock.

Pursuant to the Certificate of Preferences, Rights and Limitations for the Series B Preferred Stock (the “Series B Certificate of Rights”), the Company shall not redeem, purchase or otherwise acquire directly or indirectly any junior securities.  Further, it is a “triggering event” if the Company redeems more than a de minimis number of junior securities.  The Series C Preferred Stock is a junior security to the Series B Preferred Stock, and the offer to exchange the Series C Preferred Stock for Common Stock may be deemed to be a redemption.  The Series B Certificate of Rights provides that if a redemption occurs that is a “triggering event,” then the Company may be required to redeem the Series B Preferred Stock for cash in the amount of 130% of the stated value plus accrued and unpaid dividends.  If the Company is required to redeem the Series B Preferred Stock because the Exchange Offer for the Series C Preferred Stock is considered a redemption that is a “triggering event,” investors are cautioned that there can be no assurance that the Company will have sufficient financial resources to redeem the Series B Preferred Stock.  If the Company is required to redeem the Series B Preferred Stock, it could have a material adverse effect upon the Company, its results of operations and an investment in the Common Stock acquired upon participating in the Exchange Offers.

Holders of Exchangeable Securities that are Affiliates will receive Restricted Common Stock in the Exchange Offers that are not freely tradeable or eligible to have their restrictive legends removed.

The issuance of Common Stock upon exchange of the Exchangeable Securities is intended to be exempt from registration pursuant to Section 3(a)(9) of the Securities Act. When securities are exchanged for other securities of an issuer under Section 3(a)(9), the securities received in essence assume the character of the exchanged securities for purposes of the Securities Act. Since all of the outstanding shares of the Series B Preferred Stock and Series C Preferred Stock have either been held for more than one year since they were acquired from the Company or resold pursuant to a registration statement under the Securities Act, we expect that our shares of Common Stock issued in the Exchange Offers for the Series B Preferred Stock and the Series C Preferred Stock to persons who are not affiliated with us will be freely tradable under U.S. securities laws by such non-affiliates.  However, investors who are deemed to be affiliates, including but not limited to officers, directors and 10% or greater shareholders, will not receive shares of common stock whose certificates are eligible to have their restrictive legend removed and thus will receive restricted securities whose shares are not freely tradeable.  Further, certain shares of Common Stock issued in the exchange for accrued and unpaid dividends will not be eligible to have their restrictive legend removed and will be restricted securities.  You are urged to consult with your own legal counsel regarding the availability of a resale exemption from the registration requirements of the Securities Act.

Risks Relating to Our Business, Supplementing the “Risk Factors” in Our Form 10-K/A for the fiscal year ended February 28, 2009.

Entek may not make additional investments pursuant to the Participation Agreement.

On August 10, 2009, New Frontier Energy, Inc. (the “Company”) entered into a Participation Agreement with Entek GRB LLC (“Entek”) under which Entek agreed to purchase certain assets of the Company and spend up to an additional approximately $11.5 million over three years on exploration and development within approximately 66,000 gross acres (the “Underlying Leases”) to earn up to 55% of the Company’s interest in the Underlying Leases and certain of its other assets, including its partnership interests in Slater Dome Gathering, LLLP (collectively the “Assets”).  For a complete discussion of the terms of the Participation Agreement, see the Form 8-K we filed with the SEC on August 21, 2008, which is incorporated herein by this reference.  Pursuant to the Participation Agreement, Entek has the right to participate in the exploration and development of the underlying leases, and the right to earn assignments of interests in the Assets in three phases. However, Entek is not obligated to expend additional funds to earn additional interest in the Assets.  Further, the Company may not use the funds expended by Entek for working capital purposes.  There can be no assurance that the Entek will make additional payments to the Company pursuant to the Participation Agreement or that the Company will further explore or develop its properties.

USE OF PROCEEDS

We will not receive any cash proceeds from the Exchange Offers. We will pay all fees and expenses related to the Exchange Offers, other than any broker commissions as described under “Summary – Summary of the Exchange Offers” or transfer taxes.

CAPITALIZATION

The following table sets forth the carrying amount of our capitalization, as of May 31, 2009, on an actual basis and on a pro forma basis to reflect:  (i) completion of the Exchange Offers under the Maximum Participation Scenario (as defined under “Unaudited Pro Forma Financial Information” below) and; (ii) completion of the Exchange Offers under the Medium Participation Scenario (as defined under “Unaudited Pro Forma Financial Information” below).  This table should be read in conjunction with the information set forth under “Selected Financial Data” and “Unaudited Pro Forma Financial Information” and our consolidated unaudited financial statements set forth in our Quarterly Report on Form 10-Q for the three months ended May 31, 2009, which is incorporated by reference into this Offer to Exchange.

	ACTUAL	PRO FORMA
		Maximum Participation Scenario	Medium Participation Scenario
Current liabilities:
Notes payable, affiliates	$403,125	$403,125	$403,125
Notes payable, current portion	822,569	822,569	822,569
Dividends payable	2,176,654	-	1,520,320
Total current liabilities	3,402,348	1,225,694	2,746,014
Stockholders' equity
Preferred stock, $.001 par value, 25,000,000 shares authorized:
Series B Convertible, 36,036 shares authorized, 19,040 issued and outstanding	20	-	20
Series C Convertible, 230,000 shares authorized, 216,000 issued and outstanding	216	-	108
Total preferred stock	236	-	128
Common stock, $.001 par value, 500,000,000 shares authorized:
Actual - 13,441,884 shares issued and outstanding	13,441	-	-
Maximum participation pro forma - 73,585,543 shares issued and outstanding	-	73,585	-
Medium participation pro forma - 38,900,405 shares issued and outstanding	-	-	38,900
Additional paid in capital	43,838,103	61,283,484	51,015,563
Accumulated (deficit)	(33,098,692)	(48,427,327)	(39,645,169)
Total common stockholders' equity	10,752,852	12,929,742	11,409,294
Total stockholders' equity	10,753,088	12,929,742	11,409,422
Total capitalization	$14,155,436	$14,155,436	$14,155,436
Book value per common share:
Total assets	16,338,550	16,338,550	16,338,550
less total liabilities	(5,585,462)	(3,408,808)	(4,929,128)
less preferred stock stated value	(23,504,000)	-	(12,704,000)
Common shareholders' equity (deficit)	(12,750,912)	12,929,742	(1,294,578)
Common shares outstanding	13,441,884	73,585,543	38,900,405
Book value per common share	$(0.95)	$0.18	$(0.03)

MARKET FOR OUR COMMON STOCK

Shares of our Common Stock are traded on the Over-the-Counter Bulletin Board under the symbol “NFEI.OB.”

The market for our Common Stock is limited, volatile and sporadic.  The following table sets forth the high and low sales prices relating to our Common Stock for the last two fiscal years and such interim period on a quarterly basis, as quoted by NASDAQ.  These quotations reflect inter-dealer prices without retail mark-up, markdown or commissions and may not reflect actual transactions.

Quarter Ended	High Bid	Low Bid
August 31, 2009	$0.44	$0.20
May 31, 2009	$0.45	$0.13
February 28, 2009	$0.57	$0.23
November 30, 2008	$0.95	$0.43
August 31, 2008	$1.28	$0.81
May 31, 2008	$1.38	$1.03
February 29, 2008	$1.22	$1.07
November 30, 2007	$1.29	$1.02
August 31, 2007	$1.38	$1.16
May 31, 2007	$1.40	$1.11

                On October 7, 2009, the closing price of our Common Stock was $0.18.

Dividend Policy on our Common Stock

We have not declared or paid cash dividends on our Common Stock in the preceding two fiscal years.  We currently intend to retain all future earnings, if any, to fund the operation of our business, and, therefore, do not anticipate paying dividends in the foreseeable future.  Future cash dividends, if any, will be determined by our board of directors.

SELECTED FINANCIAL DATA

The following selected financial data should be read in conjunction with the financial statements and related notes thereto appearing in our Form 10-K/A for the fiscal year ended February 28, 2009.  The selected financial data as of February 28, 2009, February 29, 2008, and February 28, 2007, and for each of the fiscal years then ended, have been derived from our financial statements which have been audited by our independent auditors. The selected financial data as of May 31, 2009, and for the period then ended, has been derived from our financial statements and are unaudited.  The selected financial data provided below is not necessarily indicative of our future results of operations or financial performance.

	Three Months Ended May 31, 2009 (unaudited)	February 28, 2009	February 29, 2008	February 28, 2007
Statement of Operations Data:
Revenue	$125,654	$1,355,682	$757,739	$361,181
(Loss) from operations	(992,113)	(12,417,342)	(6,257,401)	(3,745,600)
Other income (expense), net	(17,302)	(15,023)	(85,970)	812,162
Net loss attributable to common shareholders	(1,193,901)	(13,347,917	(7,363,381	(5,079,469
Weighted average shares outstanding	13,441,884	12,520,548	8,259,108	5,526,142

Balance Sheet Data:	Three Months Ended May 31, 2009 (unaudited)	February 28, 2009	February 29, 2008	February 28, 2007

Working capital	$(3,513,786)	$(2,833,562)	$1,345,977	$8,982,439
Current assets	1,404,235	1,673,526	4,881,911	13,673,152
Total assets	16,338,550	16,782,892	26,209,623	29,047,723
Current liabilities	4,918,021	4,507,088	3,535,934	4,690,713
Long-term liabilities	290,000	290,000	1,116,151	140,000
Total liabilities	5,208,021	4,797,088	4,652,085	4,704,713
Total Shareholders’ equity	$10,753,088	$11,569,288	$21,163,946	$23,795,919

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following selected unaudited pro forma financial information has been presented to give effect to and show the pro forma impact of the Exchange Offers as of May 31, 2009, and also describes the impact of the Exchange Offers on the Company’s earnings for the fiscal year ended February 28, 2009 and for the quarter ended May 31, 2009.

The unaudited pro forma financial information is presented for illustrative purposes only and does not necessarily indicate the financial position or results that would have been realized had the Exchange Offers been completed as of the dates indicated or that will be realized in the future when and if the Exchange Offers are consummated.  The selected unaudited pro forma financial information has been derived from, and should be read in conjunction with, the summary historical consolidated financial information included elsewhere in this document and the Company’s historical consolidated financial statements included in our Annual Report on Form 10-K/A for the year ended February 28, 2009 and our Quarterly Report on Form 10-Q for the quarter ended May 31, 2009 filed with the SEC, each are which are incorporated by reference into this document.

Pro Forma Earnings Implications

The following table presents the pro forma effect of the Exchange Offers on certain items presented in the consolidated statements of operations and earnings (loss) per share for the fiscal year ended February 28, 2009 and for the three months ended May 31, 2009 as if the exchange offers had been completed on March 1, 2008.  We calculated the pro forma information by (1) adjusting the accrual of preferred stock dividends, (2) assuming that the Exchangeable Securities were retired on March 1, 2008, and (3) assuming that the new shares of common stock issuable in the Exchange Offers were issued on March 1, 2008.  The impact of the Exchange Offers on retained earnings for the fair value of the inducement was not included because it is a non-recurring item.

	Year Ended February 28, 2009			Quarter Ended May 31, 2009
	Actual	Maximum Participation Scenario	Medium Participation Scenario	Actual	Maximum Participation Scenario	Medium Participation Scenario

Net loss	$(12,469,361)	$(12,469,361)	$(12,469,361)	$(1,016,330)	$(1,016,330)	$(1,016,330)
Preferred stock dividends	(805,027)	-	(270,000)	(177,571)	-	(67,500)
Distributions to minority interest	(73,529)	(73,529)	(73,529)	-	-	-
Net loss attributable to common shareholders	$(13,347,917)	$(12,542,890)	$(12,812,890)	$(1,193,901)	$(1,016,330)	$(1,083,830)

Common shares used to calculate EPS, before exchange	12,520,548	12,520,548	12,520,548	13,441,884	13,441,884	13,441,884
New shares proposed to be issued	-	60,143,659	25,458,521	-	60,143,659	25,458,521
Common shares used to calculate EPS, after exchange	12,520,548	72,664,207	37,979,069	13,441,884	73,585,543	38,900,405

Earnings per share:
Basic and diluted	$(1.07)	$(0.17)	$(0.34)	$(0.09)	$(0.01)	$(0.03)

Unaudited Pro Forma Consolidated Balance Sheets

The unaudited pro forma consolidated balance sheets of the Company as of May 31, 2009 have been presented as if the Exchange Offers had been completed on May 31, 2009.  We have shown the pro forma impact of a “Maximum Participation Scenario” and a “Medium Participation Scenario” prepared using the assumptions set forth below.

The “Maximum Participation Scenario” assumes: (i) the exchange of all outstanding shares of Series B Preferred Stock, and the accrued and unpaid dividends thereunder; (ii) the exchange of all outstanding shares of Series C Preferred Stock, and the accrued and unpaid dividends thereunder; and (iii) the cancellation of all of the AC Warrants and the BC Warrants.

The “Medium Participation Scenario” assumes:  (i) the exchange of none of the issued and outstanding Series B Preferred Stock, and the accrued and unpaid dividends thereunder; (ii) the exchange of 50% of the issued and outstanding Series C Preferred Stock, and the accrued and unpaid dividends thereunder; and (iii) the cancellation of the 50% of the issued and outstanding AC Warrants and the BC Warrants.

If the Exchange Offers are not viewed favorably by the marketplace and the holders of the Exchangeable Securities, participation of the holders of Exchangeable Securities is expected to be low.  As a result, the Medium Participation Scenario assumes no Series B Preferred Stock are tendered for exchange.

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	Maximum Participation Scenario
	Actual May 31, 2009	Exchange of Series B Preferred Stock		Exchange of Series C Preferred Stock		Pro Forma May 31, 2009
ASSETS
Cash	$510,406	$-		$-		$510,406
Accounts receivable	654,568					654,568
Prepaid expense	239,261					239,261
Total current assets	1,404,235					1,404,235

Property and Equipment	14,774,315					14,774,315
Deposits	160,000					160,000
Total assets	$16,338,550	$-		$-		$16,338,550

LIABILITIES
Accounts payable	$1,090,685	$-		$-		$1,090,685
Notes payable, affiliates	403,125					403,125
Notes payable, current portion	822,569					822,569
Dividends payable	2,176,654	(863,985)	(7)	(1,312,669)	(7)	-
Accrued expenses	379,437					379,437
Accrued interest	5,355					5,355
Accrued interest, affiliates	3,766					3,766
Accounts payable, affiliates	36,430					36,430
Total current liabilities	4,918,021	(863,985)		(1,312,669)		2,741,367

Asset retirement obligation	290,000					290,000
Minority interest	377,441					377,441
Total liabilities	5,585,462	(863,985)		(1,312,669)		3,408,808

STOCKHOLDERS’ EQUITY
Preferred stock
Series B Convertible	20	(20)	(1)	-		-
Series C Convertible	216	-		(216)	(2)	-
Common stock	13,441	9,227	(3)	50,917	(3)	73,585
Additional paid in capital	43,838,103	3,090,459	(6)	14,354,922	(6)	61,283,484
Accumulated (deficit)	(33,098,692)	(2,235,681)	(5)	(13,092,954)	(5)	(48,427,327)
Total equity	10,753,088	863,985		1,312,669		12,929,742

Total liabilities and equity	$16,338,550	$-		$-		$16,338,550

	Medium Participation Scenario
	Actual May 31, 2009	Exchange of Series B Preferred Stock	Exchange of Series C Preferred Stock		Pro Forma May 31, 2009
ASSETS
Cash	$510,406	$-	$-		$510,406
Accounts receivable	654,568				654,568
Prepaid expense	239,261				239,261
Total current assets	1,404,235				1,404,235

Property and Equipment	14,774,315				14,774,315
Deposits	160,000				160,000
Total assets	$16,338,550	$-	$-		$16,338,550
					-
LIABILITIES
Accounts payable	$1,090,685	$-	$-		$1,090,685
Notes payable, affiliates	403,125				403,125
Notes payable, current portion	822,569				822,569
Dividends payable	2,176,654		(656,334)	(7)	1,520,320
Accrued expenses	379,437				379,437
Accrued interest	5,355				5,355
Accrued interest, affiliates	3,766				3,766
Accounts payable, affiliates	36,430				36,430
Total current liabilities	4,918,021	-	(656,334)		4,261,687

Asset retirement obligation	290,000				290,000
Minority interest	377,441				377,441
Total liabilities	5,585,462	-	(656,334)		4,929,128

STOCKHOLDERS’ EQUITY
Preferred stock					-
Series B Convertible	20	-	-		20
Series C Convertible	216	-	(108)	(4)	108
Common stock	13,441		25,459	(3)	38,900
Additional paid in capital	43,838,103		7,177,460	(7)	51,015,563
Accumulated (deficit)	(33,098,692)		(6,546,477)	(5)	(39,645,169)
Total equity	10,753,088	-	656,334		11,409,422

Total liabilities and equity	$16,338,550	$-	$-		$16,338,550

FOOTNOTES TO PRO FORMA CONSOLIDATED BALANCE SHEETS

(1)  Exchange of 19,040 shares of Series B Preferred.
(2)  Exchange of 216,000 shares of Series C Preferred.
(3)  Par value of common stock issued.
(4)  Exchange of 108,000 shares of Series C Preferred.
(5) Value of inducement for the Exchange Offers of Preferred B Shares and Preferred C Shares.  Represents the excess of the fair value on May 31, 2009 of the common stock to be issued in the Exchange Offers over the fair value on May 31, 2009 of the common stock issuable pursuant to the original conversion terms of the convertible preferred stock.
(6)  Additional paid in capital recorded in connection with the conversion of Preferred Shares.  The amount is equal to the sum of (i) the value of the inducement offer, and (ii) the difference between the carrying amounts of the preferred shares exchanged, accrued and unpaid dividends exchanged and the par value of the common stock to be issued.
(7)  Exchange of accrued and unpaid dividends for common stock.

THE EXCHANGE OFFERS

Background and Purpose of the Exchange Offers

On August 10, 2009, New Frontier Energy, Inc. (the “Company”) entered into a Participation Agreement with Entek GRB LLC (“Entek”) under which Entek agreed to purchase certain assets of the Company and spend up to an additional approximately $11.5 million over three years on exploration and development within approximately 66,000 gross acres (the “Underlying Leases”) to earn up to 55% of the Company’s interest in the Underlying Leases and certain of its other assets, including its partnership interests in Slater Dome Gathering, LLLP (collectively the “Assets”).  Pursuant to the Participation Agreement, Entek has the option to purchase an additional 8.125% interest in the Assets for $1,000,000, if, within 180 days, Entek reasonably believes that there exists a danger of NFEI Insolvency (as defined in the Participation Agreement).

Pursuant to the Participation Agreement, the Company has certain restrictions on its operations until it has secured a non-debt investment of at least $1,000,000.  Further, Entek has the option to purchase an additional 8.125% interest in the Assets for $1,000,000, if, within 180 days, Entek reasonably believes that there exists a danger of NFEI Insolvency (as defined in the Participation Agreement).  To remove the operating restrictions and to prevent Entek from determining that there is a danger of NFEI Insolvency, the Company intends to raise capital.

The Company has had oral discussions with investors who have indicated that the Company’s current capital structure makes an investment in the Company unattractive due to the uncertainty surrounding the conversion of the Exchangeable Securities or the exercise of the AC or BC Warrants and the complexity of the capital structure.  Further, such investors have expressed concern about the amount of the accrued and unpaid dividends on the Exchangeable Securities.

In addition to the need for capital under the Participation Agreement, the continued operation of our business requires an immediate capital infusion to continue operations.  Should we be unable to raise adequate capital, it is likely that we would have to substantially curtail our business activity or cease operating, and that our investors would incur substantial losses of their investment.

The purpose of the Exchange Offers is to simplify our capital structure of the Company by reducing or eliminating the Company’s Series B Preferred Stock, Series C Preferred Stock and the accrued and unpaid dividends thereunder and the cancellation of the AC Warrants and BC Warrants.  Further, the participation by the holders of the Exchangeable Securities will result in a reduction of the accrued and unpaid dividends which are listed as a current liability on the Company’s balance sheet.  If all of the holders of the Series B Preferred Stock and Series C Preferred Stock participate in the Exchange Offerings, the Company would reduce its current liabilities by $2,176,654 as of May 31, 2009.

The Company believes that the simplified capital structure and reduced current liabilities will increase the possibility of investment in the Company.  As of the date of this Offer to Exchange, the Company has no agreements in place for financing.

Future Transactions

The Board of Directors may in the future consider one or more plans, proposals or transactions, including but not limited to:

(1) various extraordinary transactions, such as a merger, reorganization, including but not limited to a going private transaction, or liquidation;

(2) the purchase, sale or transfer of a material amount of assets of the Company;

(3) a material change in the present dividend rate or policy, or indebtedness or capitalization of the Company;

(4) a change in the present board of directors or management of the Company, including, but not limited to, any plans or proposals to change the number or the term of directors or to fill any existing vacancies on the board or to change any material term of the employment contract of any executive officer;

(5) any other material change in the Company's corporate structure or business;

(6) the failure of the Company’s Common Stock to be quoted on the over the counter bulletin board;

(7) the termination from registration of the Company’s Common Stock;

(8) the suspension of the Company's obligation to file reports under Section 15(d) of the Securities Act of 1933, as amended;

(9) the offer and sale of additional securities of the Company; and

(10) changes in the Company's articles of incorporation and/or bylaws or other actions that could impede the acquisition of control of the Company.

Except as discussed below, as of the date of this Exchange Offer, the Board of Directors has not made any plans or considered any proposals or transactions relating to the foregoing but may do so in the future.  The Board of Directors has no specific time table for consideration of any plans or considered any proposals or transactions relating to the foregoing.  Stockholders should be aware, in deciding whether to tender any Exchangeable Securities pursuant to the Exchange Offers, that if a future transaction is effected, it might result in consideration to the holders of the Exchangeable Securities that is greater than might be realized in the Exchange Offers or may have a material adverse effect upon an investment in the Common Stock.

The Board of Directors has had informal discussions regarding a “going private” type of transaction to reduce the number of registered shareholders below 300 so that the Company may deregister under the Securities Exchange Act of 1934, as amended and quit reporting. The Board of Directors have discussed the potential cost savings associated with no longer being a public company and believes it would realize significant annual cost savings that it has historically incurred and additional expenses we expect to incur, including fees and expenses for compliance with the Sarbanes-Oxley Act.

However, while the Board of Directors has no current plans for the Company to conduct a going private type of transaction and reduce the number of registered shareholders below 300, such a transaction is one alternative the Board of Directors may consider at some time after the completion of the Exchange Offers.

Terms of the Exchange Offers

The Company is offering the holders of its Series B Preferred Stock the right to convert the stated value of the Series B Preferred Stock, plus all accrued and unpaid dividends as of the Expiration Date, into shares of the Company’s Common Stock at a price of $0.30 per share.

The Company is offering the holders of its Series C Preferred Stock the right to convert the stated value of the Series C Preferred Stock, plus all accrued and unpaid dividends as of the Expiration Date, into shares of the Company’s Common Stock at a price of $0.45 per share.  The holders of the Series C Preferred Stock will also agree to tender for cancellation those warrants issued to them in connection with their purchase of the Series C Preferred Stock that are exercisable at a price of $1.50 per share (the “AC Warrants”) and $2.00 per share (the “BC Warrants”).

Expiration Date

The Exchange Offers will expire at 5:00 p.m., Denver time, on November 6, 2009, unless such Exchange Offers are extended or earlier terminated by us.  The term “expiration date” means such date and time or, if the Exchange Offers are extended, the latest date and time to which such Exchange Offers are so extended.

We reserve the right to extend the period of time that the Exchange Offers are open, and delay acceptance for exchange of the Exchangeable Securities tendered in such Exchange Offers.  During any such extension, all Exchangeable Securities previously tendered will remain subject to such Exchange Offer.

Upon termination of the Exchange Offers for any reason, any Exchangeable Securities previously tendered in the Exchange Offers will be promptly returned to the tendering holders.

Fractional Shares

No fractional shares of our Common Stock will be issued in the Exchange Offers. In the event that an exchange yields a fractional share, in lieu of the fraction of a share, the Company will round up to the next whole share of Common Stock.

Settlement Date

The settlement date with respect to the Exchange Offers will be a date promptly following the Expiration Date of the Exchange Offers.  On or about the settlement date, we will deliver Common Stock to be issued in respect of Exchangeable Securities for allocation to tendering holders.

Accounting Treatment

As consideration for the exchange of the Exchangeable Securities, we will issue shares of our Common Stock.  We will record as a decrease to surplus equal to the fair value of the fees and expenses incurred by us in connection with the Exchange Offer, which we estimate will be approximately $10,000.  The excess of the fair value of our Common Shares exchanged over the fair value of common shares issuable pursuant to the original conversion terms, which we estimate to be approximately $15,328,638 at the Maximum Participation Scenario and $6,546,477 at the Medium Participation Scenario, will be subtracted from net earnings to arrive at net earnings available to common shareholders in the calculation of earnings per share.

No Appraisal Rights

Holders of Exchangeable Securities have no appraisal rights in connection with the Exchange Offers.

Termination, Extension or Amendment of the Exchange Offers

Notwithstanding any other provision of the Exchange Offers, the Company, in its sole and absolute discretion, will not be required to accept for exchange, or to issue Common Stock in respect of, any Exchangeable Securities tendered pursuant to the Exchange Offers, and may terminate, extend or amend either of the Exchange Offers and may postpone the acceptance for exchange of, and issuance of Common Stock in respect of, any Exchangeable Securities so tendered in any Exchange Offers at any time for any reason whatsoever.

Neither of the Exchange Offers are subject to any minimum tender condition or the tender of a certain amount of either the Series B Preferred Stock or the Series C Preferred Stock in their respective exchange offers and the Company is conducting the Exchange Offerings on a “Best Efforts” basis.

The Company expressly reserves the right to amend or terminate the Exchange Offers and to reject for exchange any Exchangeable Securities not previously accepted for exchange.  We will give written notice of any amendment, non-acceptance, termination or waiver as promptly as practicable.

These conditions are for our sole benefit, and we may assert them with respect to any Exchange Offer, regardless of the circumstances that may give rise to them, or waive them in whole or in part, with respect to the Exchange Offers at any time or at various times in our sole discretion, prior to our acceptance for exchange of the relevant Exchangeable Securities.  If we fail at any time to exercise any of the foregoing rights with respect to the Exchange Offers, this failure will not constitute a waiver of such right with respect to such Exchange Offer.  Each such right will be deemed an ongoing right that we may assert at any time or at various times.

Procedures for Tendering Exchangeable Securities

In order to receive shares of Common Stock in exchange for your Exchangeable Securities, you must deliver all of the following to the Company prior to the offering termination date:

•	(a) A completed and executed applicable Tender Letter; and

•
(b)           Enclose the certificates evidencing the original Exchangeable Securities to the Company or affidavits of lost securities for such certificates (and AC and BC Warrants if you are exchanging Series C Preferred Stock).

If you hold your Exchangeable Securities through a bank, broker, custodian or other nominee, in order to validly tender Exchangeable Securities in the applicable Exchange Offer, you must follow the instructions provided by your bank, broker, custodian or other nominee with regard to the procedures for tendering your Exchangeable Securities, in order to enable your bank, broker, custodian or other nominee to comply with the procedures described below.  Beneficial owners are urged to appropriately instruct their bank, broker, custodian or other nominee at least five business days prior to the Expiration Date in order to allow adequate time processing time for their instruction.

Should you have any questions as to the procedures for tendering your Exchangeable Securities, please contact Paul G. Laird, the Company’s Chief Executive Officer at 303-730-9994, 1789 W. Littleton Blvd., Littleton, Colorado 80120.

We are not providing for guaranteed delivery procedures and therefore you must allow sufficient time for the necessary tender procedures to be completed during normal business hours of the Company prior to the expiration date.  Tenders received by the Company after the Expiration Date will be disregarded and of no effect.

Delivery of Exchangeable Securities and the method of delivery of all other required documents, is at your election and risk and, except as otherwise provided in the letter of transmittal, delivery will be deemed made only when actually received by the Company.  If delivery of any document is by mail, we suggest that you use properly insured, registered mail, with a return receipt requested, and that the mailing be made sufficiently in advance of the expiration date to permit delivery to the Company prior to the expiration date.

Tendering your Exchangeable Securities pursuant to any of the procedures described herein, and acceptance thereof by us for exchange, will constitute a binding agreement between you and us, upon the terms and subject to the conditions of the relevant Exchange Offer.  By executing the letter of transmittal, and subject to and effective upon acceptance for exchange of, and issuance of shares of Common Stock for, the Exchangeable Securities tendered therewith, you, among other things:  (i) irrevocably sell, transfer, convey and assign to or upon the order of the Company, all right, title and interest in and to the Exchangeable Securities tendered thereby; (ii) waive any and all other rights with respect to such Exchangeable Securities (including with respect to any existing or past defaults and their consequences in respect of such Exchangeable Securities and any undeclared or unpaid accrued dividends) and any representations, warranties or covenants contained in the subscription agreements for the purchase of such Exchangeable Securities; and (iii) release and discharge the Company, its subsidiaries and officers, directors, agents, and affiliates from any and all claims that you may have now, or may have in the future, arising out of, or related to, such Exchangeable Securities, including any claims that you are entitled to receive additional payments with respect to such Exchangeable Securities or to participate in any redemption or defeasance of such Exchangeable Securities.  Further, by executing the letter of transmittal, and subject to and effective upon acceptance for exchange of the Exchangeable Securities tendered therewith, you irrevocably constitute and appoint the Company as your true and lawful agent and attorney-in-fact with respect to any such tendered Exchangeable Securities, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver certificates representing such Exchangeable Securities, or transfer ownership of such Exchangeable Securities on the account books maintained by the Company, together, in any such case, with all accompanying evidences of transfer and authenticity, to the Company, (b) present such Exchangeable Securities for transfer on the relevant security register and (c) receive all benefits or otherwise exercise all rights of beneficial ownership of such Exchangeable Securities.

On or about the settlement date, in accordance with your instructions in the letter of transmittal, we will deliver Common Stock to be issued in respect of Exchangeable Securities to you.

In all cases, exchange of Exchangeable Securities accepted for exchange in any Exchange Offers will be made only after timely receipt by the Company of such Exchangeable Securities, a properly completed and duly executed letter of transmittal and any other documents required thereby.

Withdrawal of Tenders

You may validly withdraw Exchangeable Securities that you tender at any time prior to the Expiration Date of the offer, which is 5:00 p.m., Denver, Colorado time, on November 6, 2009, unless we extend the Expiration Date.  In addition, if not previously returned, you may withdraw any Exchangeable Securities that you tender that are not accepted by us for exchange after the expiration of 40 business days from the commencement of the offer.  You may also validly withdraw Exchangeable Securities that you tender if the offer is terminated without any Exchangeable Securities being accepted or as required by applicable law.  If such a termination occurs, the Exchangeable Securities will be returned to the tendering holder promptly after termination.

A holder who validly withdraws previously tendered Exchangeable Securities prior to the Expiration Date and does not validly re-tender Exchangeable Securities prior to the Expiration Date will not receive the offer consideration.  A holder of Exchangeable Securities who validly withdraws previously tendered Exchangeable Securities prior to the Expiration Date and validly re-tenders Exchangeable Securities prior to the Expiration Date will receive the offer consideration.

If you have tendered Exchangeable Securities, you may withdraw the Exchangeable Securities by delivering a written notice of withdrawal, subject to the limitations described herein, prior to the Expiration Date or, if your Exchangeable Securities are not previously accepted by us for exchange, after the expiration of 40 business days after the commencement of the offer.  To be effective, a written or facsimile transmission notice of withdrawal of a tender must:

•           be received by the Company at 1789 W. Littleton Blvd., Littleton, Colorado 80120 prior to the Expiration Date (or, if your Exchangeable Securities are not previously accepted by us for exchange, after the expiration of 40 business days after the commencement of the offer);

•            specify the name of the holder of the Exchangeable Securities to be withdrawn;

•           contain the description of the Exchangeable Securities to be withdrawn, the certificate numbers shown on the particular certificates representing such Exchangeable Securities and the number of Exchangeable Securities; and

•            be signed by the holder of the Exchangeable Securities in the same manner as the original signature on the letter of transmittal or be accompanied by documents of transfer sufficient to have the holder register the transfer of the Exchangeable Securities into the name of the person withdrawing the Exchangeable Securities.

If the Exchangeable Securities to be withdrawn has been delivered, a signed notice of withdrawal is effective immediately upon receipt by the Company of written or facsimile transmission of the notice of withdrawal.  A withdrawal of Exchangeable Securities can only be accomplished in accordance with the foregoing procedures.  You bear the risk of untimely withdrawal of your Exchangeable Securities.

We will have the right, which may be waived, to reject a defective tender of Exchangeable Securities as invalid and ineffective.  If we waive our rights to reject a defective tender of Exchangeable Securities, subject to the other terms and conditions set forth in this Offer to Exchange and accompanying letter of transmittal, you will be entitled to the offer consideration.

If you withdraw Exchangeable Securities, you will have the right to re-tender them prior to the Expiration Date in accordance with the procedures described above for tendering outstanding Exchangeable Securities.  If we amend or modify the terms of the Exchange Offers or the information concerning the Exchange Offers in a manner determined by us to constitute a material change to the applicable Exchange Offer, we will disseminate additional offer materials and if, at the time notice of any such amendment or modification is first published, sent or given to holders of Exchangeable Securities, the offer is scheduled to expire at any time earlier than the tenth business day from and including the date that such notice is first so published, sent or given, the offer will be extended until no sooner than the expiration of such ten business day period.  An extension of the Expiration Date will not affect a holder’s withdrawal rights, unless otherwise provided or as required by applicable law.

Validity

All questions as to the form of all documents and the validity (including time of receipt) and acceptance of all tenders of Exchangeable Securities will be determined by us, in our sole discretion, the determination of which shall be final and binding.  Alternative, conditional or contingent tenders of Exchangeable Securities will not be considered valid.  We reserve the absolute right, in our sole discretion, to reject any or all tenders of Exchangeable Securities that are not in proper form or the acceptance of which, in our opinion would be unlawful.  We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Exchangeable Securities.

Any defect or irregularity in connection with tenders of Exchangeable Securities must be cured within such time as we determine, unless waived by us.  Tenders of Exchangeable Securities shall not be deemed to have been made until all defects and irregularities have been waived by us or cured.  A defective tender (which defect is not waived by us) will not constitute a valid tender of Exchangeable Securities.  Neither the Company nor any other person will be under any duty to give notice of any defects or irregularities in the tenders of Exchangeable Securities, or will incur any liability to holders for failure to give any such notice.

No Guaranteed Delivery

We have not provided guaranteed delivery provisions in connection with any Exchange Offer.  Holders must tender their Exchangeable Securities in accordance with the procedures set forth in this document.

Fees and Expenses

We will bear the expenses of preparing this Offer to Exchange and soliciting tenders of the Exchangeable Securities.  However, if a tendering holder handles the transaction through its bank, broker, custodian or other nominee, that holder may be required to pay brokerage fees or commissions to its bank, broker, custodian or other nominee.  The principal solicitation is being made by U.S. mail.  Additional solicitation may, however, be made by e-mail, facsimile transmission, and telephone or in person by our officers and other employees and those of our affiliates and others acting on our behalf.

Fairness Opinion

We are not making a recommendation as to whether you should exchange your Exchangeable Securities in the Exchange Offers.  We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of the Exchangeable Securities for purposes of negotiating the Exchange Offers or preparing a report concerning the fairness of the Exchange Offers.  The value of the Common Stock to be issued in the Exchange Offers may not equal or exceed the value of the Exchangeable Securities tendered.  You must make your own independent decision regarding your participation in the Exchange Offers.

Further Information

If you have questions about the terms of any of the Exchange Offers or the procedures for tendering your Exchangeable Securities or would like additional copies of this Offer to Exchange or the documents that are incorporated by reference, please contact Paul G. Laird, the Company’s Chief Executive Officer at 303-730-9994, 1789 W. Littleton Blvd., Littleton, Colorado 80120.

INCOME TAX CONSIDERATIONS

The following is a general discussion of certain anticipated U.S. federal income tax considerations relating to the Exchange Offers and to the ownership and disposition of the Common Stock for holders who acquire such stock in the exchanges.  This discussion is based on U.S. federal income tax law, including the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (and proposed Treasury Regulations) promulgated under the Code (collectively, the “Regulations”), administrative rulings and judicial authority, all as in effect as of the date of this document.  Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of participating in the exchange and of owning and disposing of common stock as described in this discussion.  No assurance can be given that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax results described in this discussion, and no ruling from the IRS has been, or is expected to be, sought with respect to the U.S. federal tax consequences of this Exchange Offers or the ownership and disposition of the Common Stock.

This discussion addresses only the tax considerations that are relevant to holders that hold Exchangeable Securities, and that will hold Common Stock, as capital assets within the meaning of Section 1221 of the Code.  This discussion does not address all of the tax consequences that may be relevant to a particular holder.  In particular, it does not address the U.S. federal estate and gift or alternative minimum tax consequences, or any state, local or foreign tax consequences, of participating in the Exchange Offers or of owning or disposing of common stock.  Additionally, this discussion does not address any of the tax consequences to holders that will be subject to special tax treatment with respect to their participation in the Exchange Offers or their ownership or disposition of the common stock, including banks or other financial institutions, thrift institutions, real estate investment trusts, partnerships or other pass through entities for U.S. federal income tax purposes, personal holding companies, tax-exempt organizations, insurance companies, persons who hold the Exchangeable Securities or will hold the Common Stock in a “straddle” or as part of a “hedging,” “conversion” or “constructive sale” transaction, persons whose “functional currency” is not the U.S. dollar, certain former citizens or residents of the U.S., brokers, traders or dealers in securities or currencies, traders in securities that have elected the mark-to-market method of accounting for their securities or persons who own or are deemed to own 5% or more of the total voting power or the total value of our stock.  Further, this discussion does not address the U.S. federal income tax consequences to shareholders in, or partners or beneficiaries of, an entity that participates in the Exchange Offers.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Exchangeable Securities or common stock that is, for U.S. federal income tax purposes:

•           an individual who is a citizen or resident of the United States;

•           a corporation, or other business entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state of the United States, or the District of Columbia;

•           an estate, if its income is subject to U.S. federal income taxation regardless of its source; or

 •           a trust, if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons (within the meaning of the Code) have the authority to control all of its substantial decisions, or (2) the trust has a valid election in effect under applicable Regulations to be treated as a U.S. person.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of Exchangeable Securities or Common Stock that is neither a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) nor a U.S. Holder.  If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds Exchangeable Securities and participates in the exchange, the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partnership.  Partners of partnerships holding Exchangeable Securities that participate in the exchange are encouraged to consult their tax advisors.

 WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE EXCHANGE OFFER.

Consequences to Participating U.S. Holders

Participation in the Exchange Offer

The exchange of Exchangeable Securities for Common Stock pursuant to the Exchange Offers are intended to qualify as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code.  Assuming the exchange so qualifies, the following U.S. federal income tax consequences will generally result from the transaction:

 •            No gain or loss will be recognized on the exchange.

 •            Your holding period for the Common Stock received in the exchange will include the holding period of the Exchangeable Securities exchanged for the common stock.

 •           Your initial tax basis of the Common Stock received in the exchange will be equal to the adjusted tax basis of the Exchangeable Securities exchanged.

Ownership of Common Stock

Distributions paid by us out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) on common stock received as part of the Exchange Offers will constitute a dividend and will be includible in income by U.S. Holders when received.  Under current law, such dividends paid to a U.S. Holder that is an individual should generally qualify for a special 15% tax rate on “qualified dividend income” through December 31, 2010, provided holding period and other requirements are met.  Any such dividend will be eligible for the dividends received deduction if the U.S. Holder is an otherwise qualifying corporate holder that meets the holding period and other requirements for the dividends received deduction.  Distributions in excess of our current or accumulated earnings and profits will be treated as a return of capital to the extent of your basis in your common stock and thereafter, as capital gain.

 Disposition of Common Stock

 Upon a disposition of our common stock, you generally will recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in the common stock.  Such capital gain or loss generally will be long-term capital gain or loss if your holding period in such common stock is more than one year on the date of such disposition.  Long-term capital gains of a U.S. Holder that is an individual are eligible for reduced rates of taxation.  The deductibility of capital losses is subject to limitations.

 Information Reporting and Backup Withholding Tax

 Unless you are an exempt recipient, such as a corporation, the exchange of Exchangeable Securities for common stock pursuant to the Exchange Offers and the receipt of dividends on our common stock received as part of the exchange will be subject to information reporting and will be subject to U.S. federal backup withholding tax at a current rate of 28% if you fail to supply an accurate taxpayer identification number or otherwise fail to comply with applicable U.S. information reporting or certification requirements.  Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished in a timely manner to the IRS.

Consequences to Participating Non-U.S. Holders

 The following discussion applies to you if you are a Non-U.S. Holder of Exchangeable Securities that participates in the Exchange Offers.  Special rules may apply to you and the tax consequences of participating in the Exchange Offers may be materially different than those described below if you own, or have owned during the previous five years, more than five percent of the Exchangeable Securities, or our common stock or are otherwise subject to special treatment under the Code.  If you are or will be subject to these special rules, you are strongly encouraged to consult your own tax advisor to determine the particular U.S. federal, state and local and other tax consequences applicable to you of participating in the Exchange Offers.

 Participation in the Exchange Offers

 As a Non-U.S. Holder you generally will not be subject to U.S. federal income tax on the exchange of Exchangeable Securities for common stock pursuant to the Exchange Offer.

 Ownership of Common Stock

 A Non-U.S. Holder will be subject to withholding of U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable tax treaty) with respect to any dividends paid on our common stock.  To claim the benefit of a lower rate under an income tax treaty, you must properly file with us or our paying agent an IRS Form W-8BEN, or successor form, claiming an exemption from or reduction in withholding under the applicable tax treaty.

 If dividends are considered effectively connected with the conduct of a trade or business by you within the United States and, where a tax treaty applies, are attributable to a U.S. permanent establishment of yours, those dividends will be subject to U.S. federal income tax on a net basis at applicable graduated individual or corporate rates but will not be subject to withholding tax if you provide us or our paying agent an IRS Form W-8ECI, or successor form.  If you are a foreign corporation, any effectively connected dividends may be subject to an additional “branch profits tax” at a rate of 30% or a lower rate as may be specified by an applicable tax treaty.

 You must comply with the certification procedures described above, or, in the case of payments made outside the United States with respect to an offshore account, with certain documentary evidence procedures, directly or under certain circumstances through an intermediary, to obtain the benefits of a reduced rate under an applicable tax treaty with respect to dividends paid with respect to your common stock.  In addition, if you are required to provide an IRS Form W-8ECI or successor form, as discussed above, you must also provide your taxpayer identification number.

 If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

 Disposition of Common Stock

 As a Non-U.S. Holder, you generally will not be subject to U.S. federal income tax on any gain recognized on the sale or other disposition of common stock unless:

 •           the gain is considered effectively connected with the conduct of a trade or business by you within the United States and, where a tax treaty applies, is attributable to a U.S. permanent establishment of yours (and, in which case, if you are a foreign corporation, you may be subject to an additional branch profits tax equal to 30% or a lower rate as may be specified by an applicable tax treaty);

 •           you are an individual who holds the common stock as a capital asset and are present in the United States for 183 or more days in the taxable year of the sale or other disposition and other conditions are met; or

 •           we have been a “United States real property holding corporation,” or a USRPHC, for U.S. federal income tax purposes at any time during the five-year period ending on the date of the disposition.  However, we do not believe that we are currently, and do not anticipate becoming, a USRPHC.

 Non-U.S. Holders that are described in the first bullet point generally will be subject to U.S. income tax on a net income basis in the same manner as a U.S. Holder, as described above under “Consequences to Participating U.S. Holders.”  Non-U.S. Holders that are described in the second bullet point generally will be subject to tax at a rate of 30% on such gain, which may be offset by U.S. source capital losses.

 Information Reporting and Backup Withholding Tax

 In general, you will not be subject to backup withholding with respect to the exchange of Exchangeable Securities for common stock (and cash, if any) or dividend payments that we make to you, provided that we do not have actual knowledge or reason to know that you are a U.S. person and you have given us an appropriate statement certifying, under penalties of perjury, that you are not a U.S. person.  In addition, you will not be subject to backup withholding with respect to the proceeds of the sale of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a U.S. person or you otherwise establish an exemption.  However, we may be required to report annually to the IRS and to you the amount of, and the tax withheld with respect to, any dividends paid to you, regardless of whether any tax was actually withheld.  Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside.  Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished in a timely manner to the IRS.

Certain ERISA Considerations

 The following is a summary of certain considerations associated with the exchange of the Exchangeable Securities for common stock and the acquisition, holding and, to the extent relevant, disposition of common stock by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan described in Section 4975 of the Code, including an individual retirement account (“IRA”) or a Keogh plan, a plan subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Laws”) and any entity whose underlying assets include “plan assets” by reason of any such employee benefit or retirement plan’s investment in such entity (each of which we refer to as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan with its fiduciaries or other interested parties.  In general, under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.  Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code (but could be subject to similar prohibitions under Similar Laws).

In considering an exchange of a Exchangeable Securities for common stock and the acquisition, holding and, to the extent relevant, disposition of common stock with a portion of the assets of a Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

 Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available.  A party in interest or disqualified person who engages in a non-exempt prohibited transaction will be subject to excise taxes and other penalties and liabilities under ERISA and the Code.  In the case of an IRA, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status.

 Representation

 By exchanging Exchangeable Securities and accepting common stock, each purchaser and holder will be deemed to have represented and warranted that either (i) it is not a Plan and no portion of the assets used to acquire or hold the common stock constitutes assets of any Plan, or (ii) the exchange of Exchangeable Securities and the acquisition and holding of common stock will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive.  Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring the common stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the common stock.  The sale of any Exchangeable Securities or common stock by or to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

CONSEQUENCES OF FAILURE TO EXCHANGE EXCHANGEABLE SECURITIES

Exchangeable Securities not exchanged in the Exchange Offers will remain outstanding after consummation of the Exchange Offers.

There are no mandatory conversion provisions of our Series B Preferred Stock and it will remain outstanding until converted by the holders or redeemed by the Company pursuant to its terms.  Our Series C Preferred Stock will automatically convert into shares of our Common Stock at the rate of $1.05 per share on December 1, 2009.  The AC Warrants and the BC Warrants will expire pursuant to their terms between December 1, 2009 and January 16, 2010.

If a significant number of holders of Exchangeable Securities do not participate in the Exchange Offers, the Company’s ability to achieve its goal of simplifying its capital structure and improving its balance sheet to increase interest of an investment in the Company may be diminished.

See “The Exchange Offers” and “Risks Related to Not Participating in the Exchange Offers” above.

COMPARISON OF RIGHTS BETWEEN THE EXCHANGEABLE SECURITIES AND OUR COMMON STOCK

 The following describes certain of the material differences between the rights of holders of the shares of our Series B Preferred Stock, Series C Preferred Stock and holders of shares of our common stock. However, this summary may not contain all of the information that is important to you.  You should carefully read this entire Offer to Exchange and the other documents we refer to for a more complete understanding of the differences between being a holder of shares of Preferred Stock and a holder of shares of our common stock.

The table below highlights significant terms of the Series B Preferred Stock, Series C Preferred Stock and our common stock.

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Terms of Securities	Series B Preferred Stock	Series C Preferred Stock	Common Stock
Dividends (1)	Cumulative cash dividends at the rate of 12% per annum.
Cumulative dividends at the rate of 2.5% per annum.  The form of dividend payments may be, at the Company’s option, in cash or, at the Company’s election and subject to certain conditions, in shares of Common Stock valued at $1.05 per share.

At such times and in such amounts as our board of directors may from time to time determine, subject to the limitations discussed below.
Distributions	In preference to our Series C Preferred Stock, common stock and any other junior capital stock	In preference to our common stock and any other junior capital stock	After our Series B Preferred Stock, Series C Preferred Stock and other senior securities
Priority of Ranking	Senior to our Series C Preferred Stock, common stock and any other junior capital stock	Junior to our Series B Preferred Stock and senior to our common stock and any other junior capital stock	Junior to our Series B Preferred Stock, Series C Preferred Stock and other senior securities
Conversion Rights	optionally convertible at any time into shares of our Common Stock based upon a conversion price of $0.65 per share;	Mandatorily convertible into shares of our Common Stock on December 1, 2009 based upon a conversion price of $1.05 per share; optionally convertible at any time	None.
Redemption at our Option	Yes. Terms described below under “Description of our Series B Preferred Stock.”	Yes. Terms described below under “Description of our Series C Preferred Stock.”	No
Redemption at the holder’s option	Yes. Terms described below under “Description of our Series B Preferred Stock.”	Yes. Terms described below under “Description of our Series C Preferred Stock.”	No
Market traded on	None	None	Over the counter bulletin board
Anti-dilution Provisions	Yes. Terms described below under “Description of our Series B Preferred Stock.”	Yes. Terms described below under “Description of our Series C Preferred Stock.”	None.

(1)  As of the date of this Offer to Exchange, the Company does not have the capital to nor is it legally allowed to make dividend payments.

DESCRIPTION OF THE EXCHANGEABLE SECURITIES AND THE COMMON STOCK

The following description of securities describes the material terms of the Company’s:  (i) Common Stock, (ii) Series B Preferred Stock; (iii) Series C Preferred Stock; (iv) AC Warrants, and (v) BC Warrants.

Common Stock

Each share of Common Stock is entitled to one vote at all meetings of shareholders.  All shares of Common Stock are equal to each other with respect to liquidation rights and dividend rights.  There are no preemptive rights to purchase any additional shares of Common Stock.  Our Articles of Incorporation prohibit cumulative voting in the election of directors.  In the event of liquidation, dissolution or winding up of the Company, holders of shares of Common Stock will be entitled to receive on a pro rata basis all assets of the Company remaining after satisfaction of all liabilities and all liquidation preferences, if any, granted to holders of our preferred stock.

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors may from time to time determine.  Holders of Common Stock will share equally on a per share basis in any dividend declared by the board of directors.  We have not paid any dividends on our Common Stock and do not anticipate paying any cash dividends on such stock in the foreseeable future.

In the event of a merger or consolidation, all holders of Common Stock will be entitled to receive the same per share consideration.

As of October 7, 2009, there were 15,504,537 shares of Common Stock issued and outstanding.

Series B Preferred Stock

The following summary of the Series B Preferred Stock is qualified in its entirety by the detailed information appearing in the Series B Preferred Stock Certificate of Designation filed with the Commission as Exhibit 3.2 on Form 8-K filed on November 17, 2004.

The stated value and issue price of the Series B Preferred stock is $100.00 per share. Holders of the Series B Preferred Stock are entitled to receive cumulative dividends at the rate of 12% per annum.  The dividends are cumulative and payable in cash. Each 130 shares of Series B Preferred Stock is convertible into 20,000 shares of Common Stock of the Company at the rate of $0.65 per share.

The Series B Preferred Stock has customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $0.65 per share, and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like.  The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

Except as otherwise provided in the Series B Preferred Stock Certificate of Designation with respect to matters that adversely affect the rights of the holders of the Series B Preferred Stock, and as otherwise required by law, the Series B Preferred Stock shall have no voting rights.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series B Preferred Stock an amount equal to the stated value ($100.00) of the Series B Preferred Stock per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing.  If the assets of the Company are insufficient to pay such amounts in full, then the entire assets to be distributed to the holders of the Series B Preferred Stock shall be distributed among the holders of the Series B Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Upon the occurrence of a Triggering Event (as defined below), the Company may be required to redeem the Series B Preferred Stock for the Triggering Redemption Amount (as defined in the Series B Preferred Stock Certificate of Designation).  A Triggering Event occurs if (i) the Company shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to a holder upon a conversion; (ii) the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of the Subscription Agreement, and such failure or breach shall not, if subject to the possibility of a cure by the Company, have been remedied within 30 calendar days after the date on which written notice of such failure or breach shall have been given;  (iii) the Company shall redeem more than a de minimis number of  Junior Securities; (iv) there shall have occurred a Bankruptcy Event; or (v) the Common Stock shall fail to be listed or quoted for trading on a Trading Market for more than 5 Trading Days, which need not be consecutive Trading Days.

In the event the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $1.30 (subject to adjustment), the Company may deliver notice to holders of the Series B Preferred Stock of the Company's irrevocable election to redeem all or part of the Series B Preferred Stock.  The Company must provide 30 days' written notice to the holders of the Series B Preferred Stock.

As of October 7, there were 19,040 shares of the Series B Preferred Stock outstanding.

Series C Preferred Stock

This description of the terms of the Series C Preferred Stock is qualified in its entirety to the Certificate of Designation of Preferences, Rights and Limitations of the Series C 2.5% Cumulative Convertible Preferred Stock (The "Series C Certificate of Designation") filed with the Securities and Exchange Commission (the "SEC") on Form 8-K on November 27, 2006.  Capitalized terms used in this section but not defined herein are defined in the Series C Certificate of Designation.

The Series C Preferred Stock pays a cumulative dividend at the rate of 2.5% per annum.  The form of dividend payments may be, at the Company's option, in cash or, at the Company's election and subject to certain conditions, in shares of Common Stock valued at the Conversion Price of the Series C Preferred Stock then in effect.  The Series C Preferred Stock is convertible into shares of Common Stock of the Company at the rate of $1.05 per share.  Each share of the Series C Preferred Stock shall automatically be converted into shares of Common Stock, based on the then-effective Conversion Price on December 1, 2009.

Except as otherwise provided in the Series C Preferred Stock Certificate of Designation with respect to matters that adversely affect the rights of the holders of the Series C Preferred Stock, and as otherwise required by law, the Series C Preferred Stock shall have no voting rights.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series C Preferred Stock shall be entitled to receive out of the assets of the Company whether such assets are capital or surplus, for each share of Series C Preferred Stock an amount equal to the stated value ($100.00) of the Series C Preferred Stock per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing.  If the assets of the Company are insufficient to pay such amounts in full, then the entire assets to be distributed to the holders of the Series C Preferred Stock shall be distributed among the holders of the Series C Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.  The Series B Preferred Stock are explicitly senior in rights or liquidation preference to the Series C Preferred Stock.

The Company has the right to redeem the Series C Preferred Stock commencing six months from a final closing date in the event the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $3.00 (subject to adjustment) by delivering notice to the holders of the Series C Preferred Stock.  The maximum aggregate number of Series C Preferred Stock which may be redeemed pursuant to any such redemption notice in any given week shall be that number of shares of Series C Preferred Stock for which the underlying Common Stock (together with any accrued dividends payable in Common Stock thereon) are less than or equal to 25% of the average daily trading volume of the Common Stock for the 20 Trading Days preceding each such redemption notice date.

Upon the occurrence of a Triggering Event (as defined below), the Company may be required to redeem the Series C Preferred Stock for the Triggering Redemption Amount (as defined in the Series C Preferred Stock Certificate of Designation).  A Triggering Event occurs if (i) the Company shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to a holder upon a conversion; (ii) the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of the Subscription Agreement, and such failure or breach shall not, if subject to the possibility of a cure by the Company, have been remedied within 30 calendar days after the date on which written notice of such failure or breach shall have been given;  (iii) the Company shall redeem more than a de minimis number of  Junior Securities; (iv) there shall have occurred a Bankruptcy Event; or (v) the Common Stock shall fail to be listed or quoted for trading on a Trading Market for more than 5 Trading Days, which need not be consecutive Trading Days.

The Series C Preferred Stock has customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $1.05 per share (subject to adjustment), and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like.  The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

The Series C Preferred Stock has certain conversion cap limitations which prevent the Company and the holder of the Series C Preferred Stock from effecting any conversion of the Series C Preferred Stock to the extent that, after giving effect to the conversion a holder and its affiliates would beneficially own in excess of certain beneficial ownership limitations.  The "Beneficial Ownership Limitation" is:  (i) 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series C Preferred Stock held by the applicable holder, with respect to any holder whose initial purchase amount of Series C Preferred Stock is less than $5,000,000; and (ii) 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series C Preferred Stock held by the applicable holder, with respect to any holder whose initial purchase amount of Series C Preferred Stock was $5,000,000 or greater.  The Beneficial Ownership Limitation with respect to a holder subject to the 4.99% limitation may be waived by such holder, upon not less than 61 days' prior notice to the Company, to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of Series C Preferred Stock held by the applicable holder.  Upon such a change by a holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived.  The Beneficial Ownership Limitation with respect to a holder subject to the 9.99% limitation may not be waived by such holder.  The Beneficial Ownership Limitation shall terminate immediately upon (i) 60 days subsequent to the transmission of an Optional Redemption Notice to the holder and (ii) an Automatic Conversion of the Series C Preferred Stock.

As of October 7, 2009, there were 216,000 shares of Series C Preferred Stock issued and outstanding.

AC Warrants

The AC Warrants are three year warrants, are exercisable at $1.50 per common share and have a call feature (the "AC Redemption") for $0.01 per share provided that the Company's Common Stock has been trading at not less than $3.50 per share for twenty consecutive trading days and the underlying shares of Common Stock are subject to an effective registration statement that has been continuously effective for a minimum of thirty days.  The AC Redemption shall take effect, which date shall be at least 65 calendar days after the redemption notice is sent to Holder, provided, however, that the maximum aggregate redemption amount for all holders of the same class as the AC Warrant (the "Aggregate Redemption Amount") per calendar week shall be 25% of the average daily trading volume of the Company's Common Stock for the 20 trading days preceding each such redemption notice.  The Aggregate Redemption Amount shall be applied on a pro-rata basis to each holder of warrants of the same class as the AC Warrant based upon the respective number of shares of Common Stock underlying each holder's warrants.

The AC Warrants have customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $1.50 per share (subject to adjustment), and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like.  The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

The AC Warrants have certain conversion cap limitations which prevent the Company and the holders of the AC Warrants from effecting any exercise of the AC Warrants to the extent that, after giving effect to the exercise, a holder and its affiliates would beneficially own in excess of certain beneficial ownership limitations.  The "Beneficial Ownership Limitation" is (i) 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the AC Warrants held by the applicable holder, with respect to any holder whose initial number of Warrant Shares under the AC Warrants is less than 5,000,000, and (ii) 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the AC Warrants held by the applicable holder, with respect to any holder whose initial number of Warrant Shares hereunder is 5,000,000 or more.  The Beneficial Ownership Limitation with respect to a holder subject to the 4.99% limitation described in part (i) of the definition of Beneficial Ownership Limitation, may be waived by such holder, at the election of such holder, upon not less than 61 days' prior notice to the Company, to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of the AC Warrant held by the applicable holder.  Upon such a change by a holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation shall not be further waived.  The Beneficial Ownership Limitation with respect to a holder subject to the 9.99% limitation may not be waived by such holder.  The Beneficial Ownership Limitation shall terminate with respect to any Warrant Shares being redeemed by the Company, which termination shall be effective 60 days subsequent to the transmission of a Redemption Notice to the holder.

As of October 7, 2009, there were 21,166,658 AC Warrants issued and outstanding.

BC Warrants

The BC Warrants are three year warrants, are exercisable at $2.00 per common share and have a call feature (the "BC Redemption") for $0.01 per share provided that the Company's Common Stock has been trading at not less than $4.00 per share for twenty consecutive trading days and the underlying shares of Common Stock are subject to an effective registration statement that has been continuously effective for a minimum of thirty days.  The BC Redemption shall take effect, which date shall be at least 65 calendar days after the redemption notice is sent to Holder, provided, however, that the maximum aggregate redemption amount for all holders of the same class as the BC Warrant (the "BC Aggregate Redemption Amount") per calendar week shall be 25% of the average daily trading volume of the Company's Common Stock for the 20 trading days preceding each such redemption notice.  The BC Aggregate Redemption Amount shall be applied on a pro-rata basis to each holder of warrants of the same class as the BC Warrant based upon the respective number of shares of Common Stock underlying each holder's warrants.

The BC Warrants have customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $2.00 per share (subject to adjustment), and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like.  The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

The BC Warrants have certain conversion cap limitations which prevent the Company and the holders of the BC Warrants from effecting any exercise of the BC Warrants to the extent that, after giving effect to the exercise, a holder and its affiliates would beneficially own in excess of certain beneficial ownership limitations.  The "Beneficial Ownership Limitation" is (i) 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the BC Warrants held by the applicable holder, with respect to any holder whose initial number of Warrant Shares under the BC Warrants is less than 5,000,000, and (ii) 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the BC Warrants held by the applicable holder, with respect to any holder whose initial number of Warrant Shares hereunder is 5,000,000 or more.  The Beneficial Ownership Limitation with respect to a holder subject to the 4.99% limitation described in part (i) of the definition of Beneficial Ownership Limitation, may be waived by such holder, at the election of such holder, upon not less than 61 days' prior notice to the Company, to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of the BC Warrant held by the applicable holder.  Upon such a change by a holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation shall not be further waived.  The Beneficial Ownership Limitation with respect to a holder subject to the 9.99% limitation may not be waived by such holder.  The Beneficial Ownership Limitation shall terminate with respect to any Warrant Shares being redeemed by the Company, which termination shall be effective 60 days subsequent to the transmission of a Redemption Notice to the holder.

As of October 7, 2009, there were 10,583,545 BC Warrants issued and outstanding.

INTERESTS OF DIRECTORS AND OFFICERS AND TRANSACTIONS IN THE COMPANY’S SECURITIES

Between December 1, 2006 and January 16, 2007, the Company held a closing on the sale of an aggregate of 200 investment units (the “Units”) to Iris Energy Holding Corp. (“Iris Energy”).  Each Unit consists of: (i) $50,000 of Series C Preferred Stock; (ii) a three-year warrant to purchase 47,319 shares of Common Stock at an exercise price of $1.50 per share (the "AC Warrants"); and (iii) a three year warrant to purchase 23,810 shares of Common Stock at an exercise price of $2.00 per share (the "BC Warrants").

Effective on or about October 6, 2009, Samyak Veera, a director of the Company, became the sole director of Iris Energy.  As a result, effective on or about October 6, 2009, Mr. Veera exercises dispositive and voting power with respect to the securities owned by Iris Energy and is deemed to be the beneficial owner of such shares of Common Stock underlying the Series C Preferred Stock.

Iris Energy has been in discussions with certain holders of Series B Preferred Stock, Series C Preferred Stock and shares of Common Stock to purchase these securities.  Iris Energy has not acquired these securities and will not negotiate for or enter into any agreement to acquire such securities until it may legally do so.

Mr. Veera has advised the Company that Iris Energy intends to accept the offer to exchange its all of its Series C Preferred Stock and all accrued and unpaid dividends thereunder as of the Expiration Date for shares of Common Stock in the Exchange Offerings and to tender its AC Warrants and BC Warrants to the Company for cancellation.  Accordingly, as a result of the Exchange Offer, Iris Energy will acquire 30,987,064 shares of the Company’s Common Stock from the exchange of its Series C Preferred Stock and tendering the AC Warrants and BC Warrants it owns and will become the majority common shareholder of the Company.

Set forth below are the number of shares of Series C Preferred Stock owned by Iris Energy as of October 7, 2009.  The number of shares beneficially owned by each person is determined according to the rules of the SEC, and the information is not necessarily indicative of ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power.  As a consequence, more than one person may be deemed to be the “beneficial owners” of the same shares.  For example, Samyak Veera is deemed to be the beneficial owner of all of the shares held by Iris Energy.  The terms of the Exchange Offers were set by an independent committee of directors (the “Special Committee”), none of whom own any shares of Series B Preferred Stock or Series C Preferred Stock.

	Shares of Series C Preferred Stock	% of Ownership (2)	Common Shares to be acquired upon tender of Series C Preferred Stock
Iris Energy Holdings Ltd.	130,000	60.2%	30,987,064

(1) The percentage ownership of the Series C Preferred Stock in the “% Ownership” column is calculated based on 216,000 shares of our Series C Preferred Stock outstanding as of October 7, 2009.

CERTAIN SECURITIES LAWS CONSIDERATIONS

The issuance of Common Stock upon exchange of the Exchangeable Securities is intended to be exempt from registration pursuant to Section 3(a)(9) of the Securities Act. Section 3(a)(9) provides an exemption from registration for any security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.  When securities are exchanged for other securities of an issuer under Section 3(a)(9), the securities received in essence assume the character of the exchanged securities for purposes of the Securities Act.  The Series B Preferred Stock was issued between December 2004 and March 2005 in a private placement pursuant to an exemption provided by Section 4(2) of the Securities Act and certain rules and regulations promulgated under that section.  The Series C Preferred Stock was issued between December 2006 and January 2007 in a private placement pursuant to an exemption provided by Section 4(2) of the Securities Act and certain rules and regulations promulgated under that section.  Since all of the outstanding shares of the Series B Preferred Stock and Series C Preferred Stock have either been held for more than one year since they were acquired from the Company or resold pursuant to a registration statement under the Securities Act, we expect that our shares of Common Stock issued in the Exchange Offers for the Series B Preferred Stock and the Series C Preferred Stock to persons who are not affiliated with us will be freely tradable under U.S. securities laws by such non-affiliates.  Certain Common Stock exchanged for accrued and unpaid dividends that have accrued in the past 12 months will not be freely tradable under U.S. securities laws and will be restricted securities.  You are urged to consult with your own legal counsel regarding the availability of a resale exemption from the registration requirements of the Securities Act.
CONSENT OF INDEPENDENT REGISTERD PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Offer to Exchange, our report dated May 20, 2009, relating to the financial statements of New Frontier Energy, Inc. and its consolidated subsidiaries as of and for the years ended February 28, 2009 and February 29, 2008,.  We also consent to the use of our firm as experts in auditing and accounting.

STARK WINTER SCHENKEIN & CO., LLP
/s/ Stark Winter Schenkein & Co., LLP
Denver, Colorado
October 9, 2009

ADDITIONAL INFORMATION

The Company is acting as its own exchange agent in the Exchange Offers.  Additional copies of this Offer to Exchange, the letters of transmittal or other tender offer materials may be obtained from the Company and will be furnished at our expense.  If you have any questions regarding the terms and conditions of the Exchange Offers or desire any additional information, please contact Paul G. Laird, the Company’s Chief Executive Officer at 303-730-9994, 1789 W. Littleton Blvd., Littleton, Colorado 80120.